File No. 333-41672
--------------------------------------------------------------------------------
       As filed with the Securities & Exchange Commission on April 9, 2001
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                         ABOVE AVERAGE INVESTMENTS, LTD.
                 (Name of small business issuer in its charter)

           Nevada                       6770                   98-0204736
(State or jurisdiction of     (Primary Standard Industrial   (IRS Employer
incorporation or organization)  Identification No.)     Classification Code No.)

                              --------------------

                     Suite 104, 1456 St. Paul St., Kelowna,
                        British Columbia, Canada V1Y 2E6
(Address of principal place of business or intended principal place of business

                              --------------------
                                Devinder Randhawa
                         Above Average Investments, Ltd.
                      Suite 104, 1456 St. Paul St., Kelowna
                        British Columbia, Canada V1Y 2E6
                               (250) 868-8177 tel.
            (Name, address and telephone number of agent for service)

                            -------------------------

                                    Copies to

       Antoine M. Devine, Esq.                   Michael D. Karsch, Esq.
       Foley & Lardner                           Quick-Med Technologies, Inc.
       One Maritime Plaza, 6th Floor             401 NE 25th Terrace
       San Francisco, CA 94111                   Boca Raton, Florida 33431
       (415) 438-6456                            (561) 750-4202

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of each class    Amount    Proposed maximum  Proposed maximum  Amount of
of securities to be    to be     offering price       aggregate     registration
  registered         registered    per unit (1)     offering price     fee
--------------------------------------------------------------------------------
Common Stock,        2,500,000       $.05             $125,000        $56.00
par value $0.0001
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             RECONFIRMATION OFFERING
                                   PROSPECTUS
                         ABOVE AVERAGE INVESTMENTS, LTD.
                        2,500,000 SHARES OF COMMON STOCK
                                 $.05 PER SHARE

         This prospectus relates to the reconfirmation offering required by Rule 419 of Regulation C under the Securities Act of 1933 concerning 2,500,000 shares of common stock, $.0001 par value of Above Average Investments, Ltd. The shares were initially sold in an initial public offering of 2,500,000 shares of common stock, which was completed in December 2000. In December 2000, we executed an agreement with Quick-Med Technologies, Inc. to acquire all of Quick-Med's issued and outstanding shares of capital stock in exchange for 10,000,000 shares of our common stock. This prospectus is being furnished to investors in the offering so they may consider reconfirming their investment as a result of the proposed acquisition.

         Prior to the offering and this reconfirmation offering, there has been no market for common stock and we cannot assure you that a market will exist after the proposed acquisition is completed.

                            -------------------------


         The offering and the reconfirmation offering are being conducted under Rule 419 of Regulation C under the Act.


                            -------------------------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal for anyone to tell you otherwise.

         The offering and the reconfirmation offering involve a speculative investment, a high degree of risk, and suitable only for persons who can afford the loss of their entire investment.

                            -------------------------


                  The date of this prospectus is April 9, 2001

                                TABLE OF CONTENTS
                                                                            Page

PROSPECTUS SUMMARY.............................................................3

RISK FACTORS...................................................................6

YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419 DEPOSIT OF
OFFERING PROCEEDS AND SECURITIES..............................................12

THE MERGER....................................................................13

USE OF PROCEEDS...............................................................15

CAPITALIZATION................................................................16

MANAGEMENT'S DISCUSSION AND ANALYSIS..........................................17

BUSINESS......................................................................19

PRINCIPAL SHAREHOLDERS........................................................28

MANAGEMENT....................................................................30

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................32

MARKET FOR OUR COMMON STOCK...................................................33

DESCRIPTION OF SECURITIES.....................................................34

SHARES ELIGIBLE FOR FUTURE RESALE.............................................35

WHERE CAN YOU FIND MORE INFORMATION?..........................................35

REPORTS TO STOCKHOLDERS.......................................................35

LEGAL MATTERS.................................................................36

EXPERTS.......................................................................36

INDEMNIFICATION OF OFFICERS AND DIRECTORS.....................................36

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE......................................................37

FINANCIAL STATEMENTS.........................................................F-1

                               PROSPECTUS SUMMARY

Above Average Investments, Ltd.

         We were organized as a Nevada corporation on April 21, 1997 for the purpose of creating a corporate vehicle to seek, investigate and, if the investigation warrants, acquire an interest in business opportunities presented to us by persons or firms who or which desire to employ our funding in their business or to seek the perceived advantages of a publicly-held corporation. In December 2000, we completed an initial public offering for 2,500,000 shares of our common stock for $.05 per share under a Registration Statement that became effective with the SEC on September 19, 2000. In December 2000, we executed a merger agreement with Quick-Med Technologies, Inc., a Delaware corporation, to acquire all of Quick-Med's issued and outstanding shares in exchange for 10,000,000 shares of our common stock. Quick-Med's primary business is the research and development of biomedical products for antibacterial applications.

Negotiations between us and Quick-Med

         In November 2000, we commenced negotiations to acquire Quick-Med. Quick-Med indicated that it was interested in seeking the perceived advantages of a publicly-held corporation and requested information from us. In turn, we requested and received background information on Quick-Med including certain financial information. Once such information was exchanged, the parties began to negotiate the structure of the transaction. We indicated that we were interested in acquiring all of the outstanding capital stock of Quick-Med. Quick-Med indicated that this structure would be acceptable provided that Quick-Med's current shareholders received enough shares of common stock to represent at least 80% of our outstanding shares of common stock. In March 2001, we executed the agreement with Quick-Med to acquire 100% of Quick-Med's stock in exchange for 10,000,000 shares of our common stock.

The Offering  and Reconfirmation

         2,500,000 shares of common stock were offered for $.05 per share on a "best efforts, all or none" basis. We conducted the offering directly, without the use of an underwriter, and the offering was completed in December 2000. This prospectus is being furnished to investors in the offering so they may consider reconfirming their investment as a result of our proposed acquisition.

Securities Outstanding

         There are presently 3,000,000 shares of common stock outstanding from an authorized issuance of 100,000,000 shares of common stock. If the acquisition is completed, 12,500,000 shares of common stock will be outstanding.

Escrow

         We deposited the proceeds of this offering into an escrow account with City National Bank, N.A., Los Angeles, California, the escrow agent. A certificate bearing each investor's name was issued and delivered to the escrow agent for safekeeping.

         After this post-effective amendment is declared effective, we will start the reconfirmation offering. Upon reconfirmation, we will notify the escrow agent to release the proceeds and the securities to us. We will distribute the certificates. Investors will receive a supplement to the prospectus indicating the amount of proceeds and securities released and the date of release.

Reconfirmation Offering Conducted in Compliance with Rule 419

         We are a blank check company and this reconfirmation offering is being conducted in compliance with Rule 419. The investors have certain rights and will receive the substantive protection provided by the rule. To that end, the securities purchased by investors and the funds received in our initial public offering are deposited and held in an escrow account established under Rule 419, and will remain in the escrow account until an acquisition meeting specific criteria is completed. Before the acquisition can be completed and before the deposited funds can be released to us and deposited securities can be released to the investors , we are required to update the registration statement with a post-effective amendment, and within five business days after the effective date, we are required to furnish the investors with the prospectus containing the terms of a reconfirmation offer and information about the proposed acquisition candidate and its business, including audited financial statements. According to Rule 419, investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternately, require the return of their investment. Each investor has 20 business days from the date of this prospectus to reconfirm his/her investment. Any investor who does not decide within the 20 business day period will automatically have his/her investment returned.

         The rule further provides that if we do not complete an acquisition meeting the specified criteria within 18 months of the effective date of the initial public offering, all of the deposited funds in the escrow account must be returned to investors. The Quick-Med transaction meets the criteria.

Reconfirmation Offer

         This prospectus relates to a reconfirmation by our shareholders of their investment. Under Rule 419, the proceeds of our initial public offering and the securities purchased in the offering, both of which are currently held in the escrow account, will not be released from the escrow account until:

         o we execute an agreement for an acquisition or merger meeting certain criteria;

         o a post-effective amendment which includes the terms of the reconfirmation offer, as well as information about the merger agreement and audited financial statements is filed; and

         o we conduct a reconfirmation offer in which 80% of the shareholders in the initial public offering elect to reconfirm their investments.

         This number will be computed 20 business days after the effective date of this post-effective amendment. Once an investor has sent his/her letter of reconfirmation, their letter of reconfirmation may not be revoked. In the event the investors do not vote to reconfirm the offering, the deposited funds will be returned to investors on a pro rata basis. These funds will be returned within 5 business days of failure to consummate the merger.

Terms of the Reorganization Agreement

         The terms of the merger are stated in the Reorganization Agreement dated March 19, 2001. We will consummate the merger when, among other things, we receive acceptance of the reconfirmation offer by at least 80% of the investors. If the merger is consummated, Quick-Med will be merged into Above Average, with Above Average as the surviving entity. We will change our name to Quick-Med Technologies, Inc. When we consummate the merger:

          o each existing shareholder who purchased shares of our common stock in the offering and who accepts the reconfirmation offer will continue to hold his or her share certificate(s) representing our registered common stock; and

          o each stockholder who rejects the reconfirmation offer will be paid his or her pro rata share of the amount in the escrow account of $.05 per share. At the effective date of the merger, Quick-Med's outstanding shares will be converted into 10,000,000 shares of our common stock , and our current shareholders will own 2,500,000 shares, representing 20% of the surviving entity.

Recent Developments

         Our board believes that the merger represents a good investment opportunity for our shareholders and recommends that the investors elect to accept the reconfirmation offering. The merger agreement was approved by the directors and shareholders of Quick-Med at meetings held on March 18, 2001. The merger agreement was confirmed by the unanimous consent of Above Average's directors on December 31, 2000.

Accounting Treatment

         Although we are the legal surviving corporation, for accounting purposes, the merger is treated as a purchase business acquisition of Above Average by Quick-Med in a reverse acquisition, and a recapitalization of Quick-Med. Quick-Med is the acquirer for accounting purposes because the former Quick-Med stockholders received the larger portion of the common stock interests and voting rights retained by the our former stockholders. Because Quick-Med is the acquirer for accounting purposes, the surviving entity will adopt Quick-Med's fiscal year end of December 31.

High Risk

         Investment in our securities is highly speculative, involves a high degree of risk, and only persons who can afford the loss of their entire investment should vote to reconfirm their investment.

Use of Proceeds

         In our initial public offering, we raised $125,000 in proceeds. None of the deposited funds have been or will be expended to merge Quick-Med into us. The deposited funds will be transferred to us upon completion of the merger.

                                  RISK FACTORS

         Because Quick-Med is a new business venture with no products in the market, its securities are subject to the risks inherent in any new business venture. Quick-Med has limited experience and a short history of operations, especially with respect to the marketing and selling any products. It has not generated revenues from operations. None of its products have received regulatory approval. Quick-Med cannot assure you that it will be able to complete designing and testing its products, that the products will be approved by the FDA or accepted in the marketplace, or that it will be able to sell them at a profit. Furthermore, as a young company, Quick-Med is especially vulnerable to the problems, delays, expenses, and difficulties encountered by any company in the development stage, many of which it cannot control.

         Quick-Med has not proven its products' effectiveness. Quick-Med has just started developing its primary products and will require substantial laboratory and clinical testing before it can market a product to consumers. This testing could take several years to complete.

         Quick-Med's proposed products may not be accepted in the market, adding to the time before it receives any revenue from product sales. Quick-Med plans to develop and market products to U.S. and foreign militaries and pharmaceutical and cosmetic companies for sale to civilian retail customers. Military sales will require detailed and rigorous research and development process that may be lengthy and uncertain in outcome. Although Quick-Med will not sell directly to civilian retail customers, these consumers must still accept its wound dressing or cosmetic products as beneficial and worthwhile. Patients, doctors and third-party payors must also accept Quick-Med-developed products as medically useful and cost-effective. Market acceptance will require substantial education about the benefits of its wound care products and other products. Quick-Med cannot assure you that the market will accept its products, even if approved for marketing, on a timely basis. If retail consumers, patients, the medical community, and third-party payors do not accept its products or acceptance takes a long time, then revenues and profits would be reduced.

         Quick-Med will require additional capital to be successful. Quick-Med has incurred substantial losses from operations from its inception, and expects to continue to incur substantial losses for at least another two years. During this period, it does not expect to obtain significant revenues from operations but will need substantial funds, primarily for the following purposes:

          o    To continue product development of its proposed products;

          o To conduct clinical trials of its wound dressing product and otherwise pursue regulatory approvals for this product; and

          o To begin to develop new products based on its wound care technology, and to conduct the clinical tests necessary to develop and refine new products.

         To finance Quick-Med's operations to date, it has relied almost entirely on private offerings of common stock and loans from officers. The terms on which it obtains additional financing may dilute the existing shareholders investments, or otherwise adversely affect its position. It is also possible that Quick-Med will be unable to obtain the additional funding it needs as and when it needs it. If it were unable to obtain additional funding as and when needed, Quick-Med could be forced to delay the progress of its development efforts. These delays would hurt its ability to bring a product to market and obtain revenues, and could result in competitors developing products ahead of Quick-Med and/or in its being forced to relinquish rights to technologies, products or potential products.

         Quick-Med has a history of operating losses and an accumulated deficit, and it may not be successful in raising additional funds in the future. Quick-Med has been unprofitable to date and expects to incur operating losses for the next several years as it invests in product research and development, preclinical and clinical testing and regulatory compliance. It will require substantial additional funding to complete the research and development of its product candidates, to establish commercial scale manufacturing facilities, if necessary, and to market its products.

         Quick-Med faces substantial competition that could result in others developing and commercializing products more successfully than it does. The biopharmaceutical industry is highly competitive. Quick-Med's success will depend on its ability to develop products and applied technology and to establish and maintain a market for its products. Potential competitors in the U.S. and other countries include major pharmaceutical and chemical companies, specialized biotechnology firms, universities and other research institutions. Many of Quick-Med's competitors have substantially greater research and development capabilities and experience and greater manufacturing, marketing and financial resources than it does. Accordingly, its competitors may develop products or other novel technologies that are more effective, safer or less costly than any that have been or are being developed by Quick-Med or may obtain FDA approval for products more rapidly than it is able.

         Quick-Med will depend upon others for marketing and distributing its products. Quick-Med has both military and civilian target markets. While its management has experience in selling to military organizations, Quick-Med currently lacks marketing and sales experience and personnel, distribution channels and other infrastructure needed to successfully market and distribute a product in civilian markets. It intends to rely on collaborative arrangements with one or more other companies which possess strong marketing and distribution resources to perform these functions. Quick-Med does not, however, have any agreements with other companies for marketing or distributing its products. It may be forced to enter into contracts to market and distribute its products that substantially limit the potential benefits to it from commercializing these products. Quick-Med will not have the same control over marketing and distribution that it would have if it conducted these functions itself.

         Quick-Med relies on key personnel who may leave on short notice. Because its business is mostly scientific, Quick-Med depends greatly on attracting and retaining management and scientific personnel. It has only one full-time executive, David S. Lerner, its president. Its other officers are consultants who devote substantial time to other employers. Losing any of these individuals could have a material adverse effect on Quick-Med.

         Quick-Med depends on licensed technology, the loss of which would mean it could not develop products. Quick-Med's rights to develop several of its proposed products comes from its license agreements. In the event that its license agreements terminate for any reason, it would lose their rights to manufacture and market many of its products. Quick-Med may also be required to license additional rights in order to market its products and may not be able to obtain these rights on favorable terms or at all.

         Quick-Med has licensed several U.S. patents, and has pending additional U.S. patent applications and multiple international patent applications that may not be granted. Quick-Med cannot assure you that its applications will be granted or that its patent rights will provide it with significant protection against competitive products or otherwise be commercially viable.

         Quick-Med may not be able to protect proprietary information and obtain patent protection. Quick-Med actively seeks patent protection for its proprietary technology, both in the U.S.

and in other areas of the world. However, the patent positions of pharmaceutical and biotechnology companies, including Quick-Med, are sometimes uncertain and involve complex legal, scientific and factual issues. Intellectual property is an uncertain and developing area of the law that is potentially subject to significant change. Its success will depend significantly on its ability to:

          o    Obtain patients;

          o    Protect trade secrets;

          o    Operate without infringing upon the proprietary rights of others;
               and

          o    Prevent others from infringing on its proprietary rights.

         Quick-Med cannot assure you that

         o patents issued to or licensed by it will not be challenged, invalidated or circumvented, or that the rights granted will provide competitive advantages to it;

         o its patent applications or pending patent applications, if and when issued, will be valid and enforceable and withstand litigation:

         o others will not independently develop substantially equivalent or superseding proprietary technology or that an equivalent product will not be marketed in competition with its products, which could substantially reduce the value of its proprietary rights.

         Quick-Med may experience a significant delay in obtaining patent protection for its products due to a substantial backlog of pharmaceutical and biotechnology patent applications at the U.S. Patent and Trademark Office, commonly known as the PTO. Because patent applications in the U.S. are maintained in secrecy until patents issue, other competitors may have filed or maintained patent applications for technology used by Quick-Med or covered by pending applications without its being aware of these applications.

         Quick-Med may be subject to patent litigation and other actions that may affect the validity of any patents that are granted. Patent protection, even if obtained, is affected by the limited period that a patent is effective. Quick-Med could also incur substantial costs in defending any patent infringement suits or in asserting any patient rights, including those granted by third parties, in a suit with another party. The PTO could institute interference proceedings involving one or more of its patents or patent applications, and those proceedings could result in an adverse decision affecting the patents' validity or scope. Quick-Med may be required to obtain licenses to patents or other proprietary rights from third parties. It cannot assure you that any licenses required under any patents or proprietary rights would be made available on acceptable terms, if at all. If Quick-Med is unable to obtain required licenses, it could encounter delays in product introductions while it attempts to design around blocking patents, or it could find that it could not obtain licenses for the development, manufacture or sale of these products.

         If Quick-Med is unable to keep its trade secrets confidential, its technology and information may be used by others to compete against it. Quick-Med relies significantly on trade secrets, know-how and continuing technological advancement to maintain its competitive position. It tries to protect this information by entering into confidentiality agreements with its employees and consultants, which contain invention assignment provisions. Even with these agreements, others may gain access to these trade secrets, these agreements may not be honored, and it may not be able to protect effectively its rights to its unpatented trade secrets. Moreover, its trade secrets may otherwise become known or independently developed by its competitors.

         Legal standards related to the validity of patents covering pharmaceutical and biotechnological inventions and the scope of claims made under these patents are still developing. There is no consistent policy on the breadth of claims allowed in biotechnology patents. The patent position of a biotechnology firm is highly uncertain and involves complex legal and factual questions. Quick-Med also cannot assure you that its existing or future patents will not be challenged, infringed upon, invalidated, or circumvented by others. Patents may have been granted, or may be granted, to others covering products or processes it needs for developing its products. If its products or processes infringe upon the patents, or otherwise impermissibly utilize the intellectual property of others, it might be unable to develop, manufacture or sell its products. In that event, it may be required to obtain licenses from third parties. Quick-Med cannot be sure that it will be able to obtain these licenses on acceptable terms, or at all.

         A breach in Quick-Med's relationships with the University of Florida may have a detrimental effect. Quick-Med has sought a close and favorable relationship with the University of Florida. It plans to license certain technologies from the University and two members of its research and development team are faculty members at the University. Quick-Med cannot assure you that disputes will not cause its favorable relationship with the University to deteriorate. A deterioration in the relationship between Quick-Med and the University could affect it adversely.

         A breach of the State of Florida and University of Florida conflicts of interest laws and rules could be harmful to Quick-Med. Two members of Quick-Med's research and development team work are University of Florida employees. As a result, it must comply with Florida statutes and University policy on conflicts of interest. In order for it to do business with the University which includes licensing technology or cooperative research, the University must also approve its employees' service on Quick-Med's research and development team. If the University were to decline to approve the outside activities of the University employees who are members of Quick-Med's research and development team, or were to change the terms of its conflicts of interest policy it could have a material adverse effect on Quick-Med.

         The regulatory approval process is costly and lengthy and Quick-Med may not be able to successfully obtain all required regulatory approvals. The preclinical development, clinical trials, manufacturing, marketing and labeling of pharmaceuticals are all subject to extensive regulation by numerous governmental authorities and agencies in the U.S. and other countries. Quick-Med must obtain regulatory approval for each of its product candidates before marketing or selling them. It is not possible to predict how long the FDA's or any other applicable federal, state or foreign regulatory authority or agency's approval process for any of its products will take or whether any approvals will be granted. Positive results in preclinical testing and/or early phases of clinical studies offer no assurance of success in later phases of the approval process. Generally, preclinical and clinical product testing can take many years, and can require the expenditure of substantial resources. The data obtained from these tests and trials can be susceptible to varying interpretation that could delay, limit or prevent regulatory approval. Any delay or failure to obtain approvals could adversely affect Quick-Med's market for its products and its ability to general product revenue. The risks associated with the approval process include:

          o Delays or rejections in the regulatory approval process based on the failure of clinical or other data to meet expectations, or the failure of the product to meet a regulatory agency's requirements for safety, efficacy and quality; and

          o Regulatory approval, if obtained, may significantly limit the indicated uses for which a product may be marketed.

         Quick-Med's clinical trials could take longer to complete and cost more than it expects, which may result in its development plans being significantly delayed. Quick-Med will need to conduct a complete study of its product candidates. These studies are costly, time consuming and unpredictable. Any unanticipated costs or delays in its clinical studies could cause Quick-Med to expend substantial funds unexpectedly or delay or modify its plans significantly, either of which would harm its business, financial condition and results of operations. The factors that could contribute to these costs, delays or modifications include:

          o The cost of conducting human clinical trials for any potential product. These costs can vary dramatically based on a number of factors, including the order and timing of clinical indications pursued and the development and financial support from corporation partners; and

          o Intense competition in the pharmaceutical market, which may make it difficult for it to obtain sufficient patient populations or clinician support to conduct its clinical trials as planned.

         Even if Quick-Med obtains marketing approval, its products will be subject to ongoing FDA regulation, which may affect its products' success. Any regulatory approvals that Quick-Med receives for a product may be subject to limitations on the indicated uses for which the product may be marketed. After Quick-Med obtains marketing approval for any product, the manufacturer and the manufacturing facilities for that product will be subject to continual review and periodic inspections by the FDA and other regulatory authorities. If previously unknown problems with the product or with the manufacturer or facility are discovered, restrictions on the product or manufacturer may result, including an order to withdraw the product from the market. If Quick-Med fails to comply with applicable requirements, it may be fined, suspended or subject to withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

         Quick-Med does not have product liability insurance and may not be able to get any on reasonable terms. Its business exposes it to product liability claims inherent in the testing and marketing of medical products. It currently carries no product liability insurance, but intends to acquire insurance prior to selling any of its products for commercial use. Quick-Med cannot assure you that it will be able to get or keep adequate liability insurance at a reasonable cost. Its inability to get or keep insurance at an acceptable cost could prevent or inhibit the commercial development of its products. A liability claim, even one without merit, could result in major legal expenses.

         The hazardous material Quick-Med uses in part of its research and development could result in significant liabilities. Quick-Med uses hazardous materials in some of its research and development activities. In most instances these materials are only handled by the U.S. military in conducting tests jointly on behalf of Quick-Med and the military. In some other instances, these materials may be handled within the private sector. While it believes that it is currently in substantial compliance with federal, state and local laws and regulations governing the use of these materials, accidental injury or contamination may occur. An accident or contamination could result in substantial liabilities, which could exceed its financial resources. The cost of compliance with environmental and safety laws and regulations may also increase in the future.

         Quick-Med's accountants have issued a going concern opinion due to the lack of capital. Because of the uncertainties in its ability to satisfy its future capital needs, Quick-Med's auditors' report on its financial statements for the year ended December 31, 2000 contains an explanatory paragraph about its ability to continue as a going concern.

         We may fail to obtain a sufficient number of investors to reconfirm the offering, which will not permit us to complete the merger. A business combination with an acquisition candidate cannot be closed unless, after the reconfirmation offering required by Rule 419, 80% of the investors elect to reconfirm their investment. If a sufficient number of investors do not reconfirm their investment in the reconfirmation offering, the merger will not be closed. If so, none of the securities held in escrow will be issued and your funds will be returned to you without interest if another transaction is not approved by March 2002.

         We are issuing 10,000,000 shares in the acquisition. Our Certificate of Incorporation authorizes the board to issue 100,000,000 shares of common stock, $.0001 par value. The proposed acquisition, if completed, will result in our issuing an additional 10,000,000 shares of common stock and will result in substantial dilution in the percentage of the common stock held by its present shareholders. Moreover, the common stock to be issued in the acquisition has been valued on an arbitrary or non-arm's-length basis by management, resulting in an additional reduction in the percentage of common stock held by our present shareholders.

         There is no public market for our common stock and none is expected to develop immediately after this offering is completed. At the present time, there is no public market for our securities. It is unlikely that a regular trading market will develop when the reconfirmation offering is concluded, or if developed, that a market will be sustained, or that our securities purchased by the public in the offering may be resold at their original offering price or at any other price. Any market for our securities that may develop will very likely be a limited one. While we intend to continue to timely file periodic reports under the Securities Exchange Act of 1934 for so long as we may be required to do so, we cannot assure you that we will continue to file such reports on a voluntary basis. In any event, due to the low price of the securities, many brokerage firms may choose not to engage in market making activities or effect transactions in such securities. Purchasers of the securities may have difficulties in reselling them and many banks may not grant loans utilizing our securities as collateral. Our securities will not be eligible for listing on the Nasdaq Stock Market when this reconfirmation offering is completed.

              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419
                   DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

         Rule 419 requires that offering proceeds, after deducting underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

         First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any. We have entered into an agreement with Quick-Med.

         Second, we must file a post-effective amendment to the registration statement that includes the results of this offering including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. We must also disclose the specific amount and use of funds disbursed to us to date, including payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments. We must also disclose the terms of the reconfirmation offer with the conditions prescribed by the rules. The post-effective amendment must also contain information about the acquisition candidate and business, including audited financial statements. This prospectus complies with this requirement.

         Third, we will mail a copy of the prospectus to each investor within five business days of the effectiveness of the post-effective amendment. This prospectus is the reconfirmation prospectus. The reconfirmation offering will be made as described under "Prospectus Summary; ." After we submit a letter to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.

         We entered into an escrow agreement with City National Bank, N.A., Los Angeles, California, which provides that he proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we do not intend to release these funds. The funds and any dividends or interest earned, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

         All securities issued for the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by tax laws or retirement laws.

                                   THE MERGER

Background of the Merger Agreement

         In November 2000 we commenced a "blank check" offering under Rule 419 of the Securities Act. The offering was successful in raising $125,000 in gross proceeds from investors. Under Rule 419, $125,000 and the 2,500,000 shares purchased by the investors were placed in escrow pending:

          o distribution of a reconfirmation prospectus to the investors describing the acquisition of Quick-Med; and

          o the subsequent reconfirmation by at least 80% of the investors that they have elected to remain investors.

         In the event the merger is not approved by at least 80% of the investors, then the shares deposited in the escrow account will not be released to the investors. Instead, the $125,000 in offering proceeds in the escrow account will be approved by the investors, and the share certificates will be cancelled. Under Rule 419, the value of Quick-Med must represent at least 80% of the maximum offering proceeds, or $100,000. Based upon independent audited financial statements, Quick-Med's business value is more than $100,000.

Terms and Conditions of Merger Agreement

         Stockholders wishing to obtain a copy of the Merger Agreement, which is incorporated into this prospectus by reference, may obtain one without charge by writing to Above Average Investments, Ltd., Suite 104, 1456 St. Paul St., Kelowna, British Columbia, Canada V1Y 2E6, Attention: Devinder Randhawa.

         Under the merger agreement, Quick-Med will be merged into us. We will consummate the transaction contemplated by the merger agreement when, among other things, reconfirmation by at least 80% of the investors. If the merger is consummated, 10,000,000 shares of common stock will be issued to former Quick-Med shareholders. Each investor in this offering who accepts the reconfirmation offer will, after consummation, hold the same number of shares held prior to the merger, but the aggregate percentage interest in Above Average will be reduced to 20%. Quick-Med will merge into Above Average with Above Average as the surviving entity.

         Our name will be changed to "Quick-Med Technologies, Inc." after the merger. The merger is intended to be consummated so that the transaction will be tax-free to all parties involved under Internal Revenue Code Section 368(a)(1)(A). Each investor who rejects the reconfirmation offer will be paid his or her pro rata share of the amount in the escrow account at $.05 per share, and current holders of our common stock, which is restricted from resale under United States securities laws, will tender their shares to us for cancellation. Governmental approval is not required to consummate the merger.

         The result of the merger, assuming that 80% of the investors reconfirm their investment, is that former Quick-Med shareholders will own 16.67% of the surviving entity while our current shareholders will own 83.33% of Above Average.

         Investors deciding to accept the reconfirmation offer are directed to sign a reconfirmation letter and return it to Above Average, Inc., Attention:
Devinder Randhawa, who will forward each reconfirmation letter to our escrow agent. Any investor who fails to return his or her form so that it is received by Mr. Devinder Randhawa within 45 business days from the date of their reconfirmation prospectus will be deemed to have rejected the reconfirmation offer and will automatically be sent a check within five business days representing his or her pro rata share of the funds in the escrow account for the benefit of the investors.

Certain Income Tax Consequences

         The merger is intended to qualify as a tax-free reorganization for purposes of the federal income tax law so that Above Average's and Quick-Med's shareholders will not recognize gain or loss from the transaction. The transaction is not expected to result in the recognition of gain or loss to either Above Average or Quick-Med in the respective jurisdictions where each entity is subject to taxation. No opinion of counsel nor a ruling from the Internal Revenue Service has been obtained. This statement is for general information only and our stockholders should consult their own tax advisors as to the specific tax consequences of the merger to them.

                                 USE OF PROCEEDS

         The gross proceeds of this offering were $125,000. Rule 419 permits 10% of the funds or $12,500 to be released from escrow to us prior to the reconfirmation of the offering. However, we did not request release of these funds. We will receive the gross proceeds in the event a business combination with Quick-Med is closed under Rule 419.

         We have not incurred and do not intend to incur in the future any debt from anyone other than management for our organizational activities. Debt to management will not be repaid. Management is not aware of any circumstances that would change this policy. None of the proceeds are being used to repay debt. Management will pay the offering expenses.

         Under Rule 419, after the reconfirmation offering and the closing of the business combination, $125,000, plus any dividends received, but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us and applied to working capital.

         The proceeds received in this offering have been placed into the escrow account pending closing of the pending business combination with Quick-Med.

                                 CAPITALIZATION

         Our capitalization on December 31, 2000 and as adjusted to give effect to the issuance of shares to Quick-Med's shareholders after the proposed acquisition is completed, is as follows:

-----------------------------------------------------------------------------------------------------------
                                      Historical
                                    AA Investments     Quick-Med
                                     December 31,     December 31,                           Pro Forma
                                         2000            2000           Total       Adjustments    Combined
-----------------------------------------------------------------------------------------------------------
Stockholder loans payable                                159,300       159,300                     159,300
-----------------------------------------------------------------------------------------------------------
Due to affiliate
                                                          25,334        25,334                      25,334
-----------------------------------------------------------------------------------------------------------
Stockholders' equity:
-----------------------------------------------------------------------------------------------------------
Common stock

                                              300         10,000        10,300(a)       (9,050)      1,250
-----------------------------------------------------------------------------------------------------------
Additional paid in capital
                                          159,441        167,748       327,189(a)      (32,444)    294,745
-----------------------------------------------------------------------------------------------------------
Outstanding stock options
                                                           2,150         2,150                       2,150
-----------------------------------------------------------------------------------------------------------
Stock reserved for contingency
                                         (125,000)                    (125,000)(b)     125,000
-----------------------------------------------------------------------------------------------------------
Accumulated deficit
                                          (41,494)      (518,537)     (560,031)(a)      41,494    (518,537)
-----------------------------------------------------------------------------------------------------------
Total stockholders' equity
                                           (6,753)      (338,639)     (345,392)(b)     125,000    (220,392)
-----------------------------------------------------------------------------------------------------------
Total capitalization
                                           (6,753)      (338,639)     (345,392)        125,000    (220,392)
-----------------------------------------------------------------------------------------------------------

(a)  Reverse merger of Above Average and Quick-Med is the acquisition of all the common stock of Quick-Med and the 2,500,000 shares of Above Average.

(b)  To reclassify the restricted cash to unrestricted cash and to reclassify the liability for stock in escrow to stock reserved for contingency.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

         The following discussion should be read along with the financial statements and notes appearing in other parts of this prospectus.

Above Average Investments

         We were in the development stage as of December 31, 2000 and completed an initial public offering in December 2000 using a Registration Statement that became effective with the SEC on September 19, 2000 and sold 2,500,000 shares of its common stock, $.0001 par value, at a price of $.05 per share. The offering was conducted directly by us without an underwriter. We are a "blank check" company subject to Rule 419 of the Securities Act that was organized to obtain funding from persons purchasing in the offering in order to provide a vehicle to take advantage of business opportunities which management believes arise from time to time.

         The deposited funds and the securities to be issued to subscribers are remaining in escrow and may not be released until an acquisition meeting certain specified criteria has been made and enough subscribers reconfirm their investments according to the procedures outlined in Rule 419.

         We had no revenues for each of the years ended June 30, 2000 and June 30, 1999. We had a net loss of ($17,157) for the year ended June 30, 2000 as compared to a net loss of ($1,708) for the year ended June 30, 1999. At June 30, 2000, we had total assets of $0 and total liabilities of $3,795.

         We had no revenues for each of the six months ended December 31, 2000 and 1999. We had a net loss of ($22,579) for the six months ended December 31, 2000 as compared to a net loss of ($8,738) for the six months ended December 31, 1999. In addition, at December 31, 2000, we had total assets of $0 and total liabilities of $6,753.

         In March 2001, we executed an agreement with Quick-Med, to acquire all of Quick-Med's issued and outstanding shares of capital stock in exchange for 10,000,000 shares of our common stock. Assuming this reconfirmation offering and acquisition is completed, Quick-Med's business will be our sole business.

Quick-Med Technologies.

         Quick-Med was incorporated in Delaware in December 1997. Its business primarily consists of research and development of biomedical products and devices for antibacterial applications.

Results of Operations

         Quick-Med had no sales for the years ended December 31, 2000 and December 31, 1999 as its products are still in the development stage.

         Quick-Med reported an operating loss of ($301,033) for the year ended December 31, 2000, and an operating loss of ($165,270) for the year ended December 31, 1999. This change resulted primarily from the increase in total expenses in 2000 as operating levels increased and research and development accelerated. In both 2000 and 1999, Quick-Med also incurred various costs and expenses normally associated with a start-up business.

Liquidity and Capital Resources

         At December 31, 2000, Quick-Med had a working capital deficit of ($554,549), primarily due to loans of $309,300, a license fee due of $100,000 and accounts payable of $77,014. At December 31, 2000, Quick-Med had a stockholders' deficit of ($338,639). This increase in the working capital deficit and stockholders deficit was primarily due to an increase in expenses from operating activities during the first nine and six months of 2000, respectively.

         To date, Quick-Med has funded its activities principally from short term loans totalling $338,731 from shareholders and an affiliated company. It is anticipated that Quick-Med will continue to depend on the receipt of investment capital or other financing to fund its continuing activities.

         In March 2001, Quick-Med executed a letter of intent with a Canadian merchant bank to provide financing subsequent to the merger. It has agreed to assist in a private placement for up to $2 million. The arrangement provides for the possibility that additional funds will be raised in the future.

                                    BUSINESS

Introduction

         Above Average Investments was incorporated on April 21, 1997 under the laws of the State of Nevada to engage in any lawful corporate purpose. Other than issuing shares to its shareholders, we never commenced any other operational activities. We can be defined as a "blank check" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. Our board has elected to implement of our principal business purpose, which is described below.

         In December 2000, we completed an initial public offering of 2,500,000 shares of our common stock at a price of $.05 per share using a Registration Statement that became effective with the Securities and Exchange Commission on September 19, 2000. In December 2000, we executed an agreement with Quick-Med to acquire all of Quick-Med's issued and outstanding shares of capital stock in exchange for 10,000,000 shares of our common stock. Quick-Med was incorporated in Delaware in December 1997 and is a biomedical technology company.

Quick-Med

         Quick-Med intends to fund the research efforts necessary to develop the planned products, administer the patenting process, subcontract the manufacture of its products and, in many cases, enter joint ventures with other companies to move products to the marketplace. Quick-Med itself does not intend to manufacture and distribute final products. Quick-Med will focus its attention on the value-added activities of developing and commercializing new core technologies. Scientific experts in relevant fields are identified and retained through consulting contracts. Senior management is identified to ensure broad experience in all aspects of the business. Operating costs have been kept low because the Quick-Med compensates management and the scientific team almost entirely in equity, and not in cash salaries, benefits and offices. Most activities are conducted in university, military or other business locations of the management team. Internal communication is frequent and highly effective through the electronic means that underpin the growing trend toward telecommuting. As a result of its success with this model, Quick-Med has required only one full time employee, its president and chief operating officer.

         Quick-Med's vision is to rapidly deliver break-through products in targeted fast growing civilian and military health care markets where it can leverage `leap-ahead' core technologies.

Quick-Med's Business Model

         Quick-Med develops core technologies with multiple applications in targeted areas showing wide gaps between available science and application. To accelerate research and development Quick-Med retains leading researchers who can prototype, test and help to rapidly commercialize attractive products. Quick-Med implements with vertical solutions for end-product research and development, patent licensing and finance. It executes with a preeminent and experienced management team that has access to its target markets.

         Quick-Med intends to increase its speed to market by strategic partnerships with leading academic and business organizations. As an emerging bio-tech company, Quick-Med must leverage its strengths and not risk the capital expense of trying to build infrastructure for expertise that can be obtained by effectively outsourcing or through joint ventures. It intends to selectively employ partnerships and joint ventures to accelerate research and development. Quick-Med expects to develop the technology to a late stage of prototyping and market acceptance. It seeks to choose partners that reduce risk and accelerate growth in manufacturing or distribution. Quick-Med believes that there can be significant benefits to strategic partnerships with larger corporations. Quick-Med intends to have the technology and a culture that fosters innovation, motivation, and flexibility. Larger corporations can have capital, manufacturing resources, access to markets, and strong consumer brands. Quick-Med seeks to gain the capacity and channels to deliver its technology and the larger companies will add new products to their lines, assuring successful relationships.

         The benefits of Quick-Med's business model are:

o        An innovative and rapidly responding corporate super-structure

o        Rapid and more efficient access to emerging technology

o        Shorter timelines and reduced operating costs

o        Maximum capital efficiency and profitability

Management Team

         Quick-Med's management team is composed of accomplished bankers, attorneys, retired military generals and business professionals, all with 15 to 35 years of experience in their respective fields, and have attained senior levels in their corporate, scientific or military careers. Quick-Med believes its team understands all facets of the mission and seeks to execute rapidly, accurately, and cost effectively to achieve its objectives.

Scientific Team

         Quick-Med's scientific team consists of leading academic and private sector researchers in the targeted research and development segments. The team has extensive experience in the areas of wound healing, cosmetic skin treatments, biochemistry, physical and surface chemistry and material science. Individually and in groups they have been awarded numerous patents for inventions in their respective fields. The team has also extensive experience in managing research and development processes for both the military and major private sector companies.

Products Under Development

         Quick-Med's strategy is to develop core technologies that can apply to multiple targets in the fast growing civilian and military health care markets. Quick-Med presently has two technologies that it is seeking to use in four markets:


                                    Ilomostat

         Quick-Med has an exclusive license on a new bio-medical compound which has therapeutic properties that, among other things, are believed to inhibit skin damage due to many natural internal or external chemical exposures. This core technology will be developed into two product lines:

o Chemical warfare--is now the leading threat posed by rogue military states or terrorists. Quick-Med is developing a post-injury chemical warfare agent for treatment of mustard gas and other chemical burns to be sold to the U.S. military and friendly states, as well as for civil defense.

         Related products will target the civilian chemical burn market in areas like industrial accidents and civilian or military exposures to hazardous materials.

o Skin Care--One of the largest health care markets is skin care, especially in the aging population where natural chemical processes like declining estrogen levels lead to skin deterioration. Quick-Med is developing an anti-wrinkle cosmetic cream with particular application to post-menopausal women as a healthier alternative to estrogen replacement. Related products will target the general marketplace for skin care products.

                        Advanced Super Absorbent Polymers

         Quick-Med has patents pending on two applications of a second core technology for super absorbent polymers that are chemically engineered to create new products in its target markets:

o Wound dressings-- With an aging population, the market for severe or chronic wound dressings used in hospitals and outpatient facilities is large and growing rapidly. Yet the technology used in the current high margin products like the gauze bandage still found in most medicine cabinets lags far behind available science. Quick-Med is developing a proprietary modern bandage, which employs an advanced wound dressing that utilizes its super absorbent polymer technology to deliver medication while disinfecting and absorbing exudant.

o Protective clothing--The U.S. Army is expected to spend over $1 billion in the next ten years on a 1950's technology for protecting soldiers from chemical warfare attacks, which consists of heavy clothing laced with activated carbon that is difficult to wear and requires frequent replacement. Quick-Med is developing a new generation of fabric based on its super absorbent polymer technology that will replace existing technology for protecting soldiers. Related products will target markets for emergency response forces and hazardous material handlers.

Current Status of the Projects

The goals and current status of the four research and development projects are:

Anti-Wrinkle Cosmetic Product

         The goal of this project is to develop a cosmetic product that visibly reduces the signs of skin aging by reducing the appearance of lines and wrinkles, increasing skin firmness while it softens and smoothes the skin. The main feature of the cosmetic will be a formulation containing a combination of a patented matrix metalloproteinase or MMP inhibitor and a plant extract containing a phytoestrogen in an emollient cream. Previous scientific research published in leading medical journals has demonstrated that the activity of MMPs dramatically increases in the skin with age, especially in postmenopausal women, and that topical application of estrogen reduces the level of MMP activity in the skin of women and increases the amount of skin collagen. Combining a phytoestrogen-containing plant extract with the MMP inhibitor is anticipated to produce a strong synergistic benefit on the extracellular matrix of the skin.

         A provisional patent on the skin care formulation has been submitted to the U. S. Patent Office. Current development involves optimizing the composition of the formulation. Efforts are underway with expert consultants in the fields of cream and hydrogel formulations, phytoestrogens, MMP inhibitors, consumer preferences and marketing research.

         Discussions are underway for collaboration and joint development with one or more universities and companies with extensive experience in molecular research in natural aging and photoaging of the skin.

         Animal and human testing of a potential product are anticipated to begin by the end of 2001. Assuming development is successful, Quick-Med will attempt to commercialize this potential product in collaboration with a major cosmetic manufacturer and retailing company.

Treatment of Sulfur Mustard Injuries of the Skin and Eye

         The goal of this project is to develop a drug formulation that will reduce tissue damage following exposure to vesicating or blistering chemical agents. The U.S. Army has determined that changing political conditions in the world have placed U.S. troops and civilians at significant risk for exposure to chemical warfare agents, especially the vesicating agent sulfur mustard. Previous research of sulfur mustard injuries to the eye, skin, and lungs indicates that chronically elevated levels of proteases cause much of the tissue damage in tissues exposure to sulfur mustard. Quick-Med has an exclusive license for a synthetic MMP that has been proven to reduce damage in ocular tissues of patients with infections and in animals following severe chemical injury to the eye.

         A Cooperative Research and Development Agreement, or CRADA, has been signed with U.S. Army Medical Research Institute of Chemical Defense to develop the MMP inhibitor for treatment of sulfur mustard injuries to the eye and skin. Initial tests of Ilomostat, one of the MMP inhibitors, for treatment of sulfur mustard injuries in mouse skin have produced encouraging results. Animal tests are underway evaluating Ilomostat for treatment of sulfur mustard injury in rabbit eyes.

         Assuming development is successful, Quick-Med will attempt to commercialize this potential product, which will be achieved in collaboration with a major ocular drug company. In addition, Quick-Med may attempt to commercialize the product for treatment of household and industrial chemical burns.

Wound Dressing Project

         The goal of this project is to develop a bandage suitable for application on severe wounds received in both military and civilian activities. The main feature of the dressing is a highly effective antimicrobial capable of reducing pathogen load over extensive intervals or until permanent wound care can be administered.

The agent chosen is not susceptible to the shortcomings of antibiotics because it is:

o    Broadly effective against bacteria, fungi and viruses
o    Not hindered by the presence of body fluids
o    Capable of deactivating bacterial species that are resistant to antibiotics
o    Non-allergenic and non-extractable from the wound dressing

         This goal has been substantially achieved by the invention of a polymer that can be grafted to a variety of materials that have the properties essential for use in a bandage.

         Microbiological lab testing has confirmed the effectiveness of the polymer grafted to cellulose in deactivating at levels of 99.99% or more of bacteria, fungus or virus type isolated from more than

75% of commonly occurring wound infections. Future phases of the project are intended to add a super absorbent polymer as well as a blood coagulating agent to the dressing.

         Provisional and product improvement patent disclosures have been and are being submitted. Assuming development is successful, Quick-Med will attempt to commercialize this potential product in collaboration with a major medical device manufacturer.

Protective Clothing Project

         The goal of this project is to develop fabrics and apparel suitable as protective barriers to the challenges of hazardous materials including chemical and biological warfare agents and industrial solvent chemicals.

         One provisional patent and an update to it have been submitted to the U.S. Patent Office. The patent application covers a unique design of fabrics capable of neutralizing and/or restricting the passage of hazardous materials. The fabric is constructed so as to permit the transmission of moisture from the body of the wearer without sacrificing its effectiveness as a barrier. It is expected to be comfortable and durable to damage from wear over extended periods of wear in military field use and reusable after laundering.

         In early testing, a grafted chemical moiety capable of neutralizing and permanently binding mustard gas was prepared and, upon preliminary testing, found to be sufficiently effective for the intended applications.

         Current and future development involves the evaluation of neutralizing agents for other hazardous materials, combination of layers that represent barriers to all chemical challenges and the inclusion of a polymer graft layer already demonstrated to be effective against bacteria and viruses.

         Quick-Med determined that collaboration and joint development with one or more companies capable of producing the fabrics and clothing is necessary and has started discussions with potential partners.

Patents and Exclusive Licenses

         Quick-Med's strategy is to obtain original patents or exclusive composition and use licenses to practice patents relating to core technologies and their use in targeted applications. These patents or licenses provide the legal basis for Quick-Med to commercialize its products. Quick-Med has filed three original patent applications for:

o        A super absorbent polymer bactericidal wound dressing;

o        An advanced non-estrogen anti-aging/anti-wrinkle topical cream; and

o A state of the art fabric with the super absorbent polymer for chemical protective clothing for the military and emergency response forces

         Quick-Med has also identified several existing patents that it may license in the future and has concluded an exclusive license agreement for a group of patents relating to MMP, one of its core technologies, not covered by its original patent applications.

         This agreement covers composition of matter and the associated method for breakthrough technology in treating chemical wounds to the eyes and skin for both military and civilian uses, and for treating intrinsic skin aging and deterioration. Quick-Med has paid the inventors in both cash and stock and is required to make future payments based on meeting developmental milestones. To date Quick-Med has paid $100,000 and may have to pay up to $260,000 over the next 12 months in royalties and milestone payments.

         Quick-Med has obtained non-exclusive patent rights in cases where partial funding or research support for the invention was provided by the U.S. Government or a university. In November 2000, Quick-Med entered into a Cooperative Research and Development Agreement or CRADA with the U.S. Army Medical Research Institute of Chemical Defense to focus on treatment of sulfur mustard injuries to the eye and the skin with protease inhibitors. The background for the collaboration comes from published results in animal models and clinical trials using Ilomostat for treatment of severe and moderate corneal ulcers produced by chemical injury or bacterial infection and psoriasis. The goal of the CRADA is to develop a product for use in treating these injuries that the military will purchase.

         In the case of university support, most universities maintain the policy that patents resulting from work by or with faculty members are at least partially owned by the university. This affects Quick-Med because several of the companies current and prospective scientists are University of Florida faculty. Quick-Med is negotiating an arrangement with the University of Florida under which Quick-Med will have exclusive rights to commercialize the affected inventions.

Strategic Partnerships and Consulting Agreements

         Consistent with the above philosophy, in addition to the CRADA, Quick-Med is pursuing several strategic partnerships, joint ventures or consulting arrangements to accelerate activities still in the research and development phase. These include:

o        U.S. Army's Medical Research Institute for Chemical and Biological
         Defense

o        University of Florida Departments of OB/GYN and Material Science

o Numerous individual scientists who are considered leaders in their respective fields

o        Joint Venture Agreement with a protective clothing manufacturer.

Potential Markets for Quick-Med Products

         Quick-Med's strategy is to provide premium products in fast growing military and civilian health care markets where it can leverage its core technologies with multiple applications. Quick-Med particularly focuses on markets where the performance of current products can be substantially improved through more modern technology and where there is low price sensitivity by the ultimate consumer.

         The U.S. government has allocated $10 billion alone for the Defense Preparedness Program, in addition to significant programs currently administered by the U.S. Army Chemical and Biological Medical Research Command that have allocated $4 billion over the next four years for research and development of defenses against chemical or biological warfare. Based on the initial scientific evidence for its compound Ilomostat, Quick-Med has entered a Cooperative Research and Development Agreement with the U.S. Army to develop a post-injury agent for mustard gas and similar chemical agents. These agreements are extremely beneficial to Quick-Med because they not only provide funding and military assistance in developing the product, they also indicate a high level of interest and commitment to the project by the military.

         A related market opportunity is in protective clothing that defends against chemical attack. At present, Tex-Shield is the sole source contractor for the Joint Service Light Integrated Suit Technology chemical suit for all of the U.S. armed services, with a $1 billion plus multi-year contract. These protective suits are fabricated with an old technology based on activated carbon. The military has expressed great interest in replacing this technology with more effective techniques within several years. Quick-Med's super absorbent polymer technology can form the basis for the next generation of protective fabric. Quick-Med and Tex-Shield are negotiating a joint venture to develop the technology. It also intends to pursue a Cooperative Research and Development Agreement for this technology at the appropriate time.

         The wound care market is a major priority as it is a large and growing opportunity in the future and has immediate possibilities in both the military and civilian areas. It is estimated at $11 billion in annual sales and is currently served by largely low-tech products. For example, the gauze bandage remains the primary over-the-counter and emergency room product with little change in 50 years.

         Quick-Med believes there is a new, emerging, worldwide market for premium wound care products that combine instant coagulation, bactericidal, and biodegradable features in dressings for serious wounds. Quick-Med management expects this demand for premium products to exceed $1 billion annually in the next three to five years spread across civilian, military, and veterinary markets. It expects that demand will be driven by quality preferences as well as by cost savings in the case of dressings whose medical properties permit less frequent application and more rapid healing time.

         At present, there are no products on the market satisfying this need, as these products are still in the research and development stage. The Department of The Army's Institute of Surgical Research indicates that at least two companies have work-in-progress for products for this market, including the American Red Cross. The American Red Cross received an Army grant because the Army places a high priority on saving soldiers' lives on the battlefield.

         Quick-Med's Advanced Super Absorbent Polymers technology is intended to apply to a wide variety of end markets:

                        Potential Customers for Quick-Med
                        ---------------------------------

                  End Uses                  Industries and Professions
                  --------                  --------------------------
               Households                 Automotive
               Hospitals                  Airlines
               Emergency Rooms            Cruise Lines
               Nursing Homes              Buses
               E.M.S. Services            Railroads/Subways
               Fire/Rescue                Taxis
               All Schools                Factories with risk of major accidents
               First Aid Kits             Medicine
               Veterinary Clinics         Construction
               Over-The-Counter           Police
                                          Military

         Quick-Med also intends to focus on the feminine hygiene, pediatric diaper, and adult incontinency markets as its business develops. This unique technology is expected to add beneficial medical capabilities to the standard feminine napkins, pediatric diapers, and adult incontinence products, whose total annual sales is approximately $15 billion according to the Southern Technology Applications Center.

         Another important market for Quick-Med is the cosmetic skin care products for anti-aging and anti-wrinkling, particularly for post-menopausal women. According to Southern Technology Applications Center, this market is estimated at $4-5 billion in annual sales. Due to the aging of the "baby boom" population of 77 million people, this market is expected to grow significantly over the next five to ten years. With Ilomostat, given its known therapeutic effects, Quick-Med has an important opportunity to introduce more effective products to this market, particularly for post-menopausal women as an alternative to estrogen replacement therapy.

         In summary, the core technologies can lead to products in several multi-billion dollar markets where consumers are not particularly cost-conscious and where significant demand exists for premium products that deliver enhanced performance.

Government Regulation

         The research and development, manufacture, and marketing of human pharmaceutical and diagnostic products and devices are subject to regulation primarily by the FDA in the United States and by comparable authorities in other countries. These national agencies and other federal, state, and local entities regulate, among other things, research and development activities and the testing, manufacturing, safety, handling, effectiveness, labeling, storage, record keeping, approval, advertising, and promotion of the products the Quick-Med is developing.

         Noncompliance with applicable requirements can result in refusal to approve product licensing or revocation of approvals previously granted. Noncompliance can also result in fines, criminal prosecution, recall or seizure of products, total or partial suspension of production, or refusal to Quick-Med to enter into additional contracts.

         The FDA approval process for bio-medical devices has historically been costly and time consuming. Recently, the FDA has shortened the approval process for medical devices to approximately six months from the normal eighteen months required for drug products. Under current law, each medical product manufacturing establishment must be registered with, and determined to be adequate by, the FDA before the product is approved. Both domestic and foreign manufacturing facilities are subject to FDA inspection for compliance with existing regulations and licensing specifications.

         Quick-Med has a three part strategy to ensure it complies with government regulations and minimizing the time required for regulatory approval of its products:

         Quick-Med will likely retain a scientific technical consulting firm specializing in regulatory affairs activities affecting the pharmaceutical, cosmetic, medical device industries. This consultant will assist Quick-Med with the following regulatory activities when required:

Regulatory Strategy and Liaison with FDA

o        Non-clinical and clinical program assessment/development

o        Non-clinical and clinical protocol review/monitoring of studies

o        Regulatory affairs management/guidance


Product Development and Launch Strategy

o        Validation of methods/processes

o        Product development strategies/assessment

o        Product Compliance

o        Label and labeling compliance

         For two of its planned products, Quick-Med anticipates working in cooperation with the U.S. Military under Cooperative Research and Development Agreements. If so, military tests of product safety and efficacy will satisfy U.S. regulatory requirements.

         Quick-Med intends to only develop working arrangements with individuals and organizations that already have satisfactory records in government regulatory compliance or approvals.

Properties

         We own no properties and at this time have no agreements to acquire any properties.

         Quick-Med occupies 600 square feet at 401 N.E. 25th Terrace, Boca Raton, Florida. Space is provided to us at $500 per month by David S. Lerner, Quick-Med's president.

Legal Proceedings

         There is no litigation pending or threatened by or against us or Quick-Med.

Employees

         Quick-Med currently employs David Lerner on a full-time basis as president and three part-time persons. .

                             PRINCIPAL SHAREHOLDERS

         The table below lists as of the date of this prospectus, the beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5% of our securities, as well as the securities beneficially owned by all our directors and officers. The table indicates the number and percentage of shares held before and after the proposed acquisition. Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

                                Shares Beneficially           Shares to be
Directors, Officers and 5%            Owned                 Beneficially Owned
       Stockholders             Prior to Acquisition        After Acquisition
--------------------------      --------------------        ------------------

                                 Number      Percent         Number     Percent
                                 ------      -------         ------     -------

David Lerner                        0           0           4,273,000     34.2%
401 NE 25th Terrace
Boca Raton, FL  33431-7524

Dr. Michael Granito                 0           0           2,930,000     23.4%
30 E. 37th Street
New York, NY  10016

Ret. Lt. Gen. Paul Cerjan           0           0             675,000      5.4%
1460 North Woodhouse Road
Virginia Beach, VA  23454

Ret. Maj. Gen. George Friel         0           0             405,000      3.2%
R.R. 2, Box 69
Buckeye, WV  24924

Dr. Gerald M. Olderman, Ph.D.       0           0             405,000      3.2%
17 Pickman Drive
Bedford, MA  01730

Dr. Gregory Schultz, Ph.D.          0           0             675,000      5.4%
University of Florida
Department of Ob/Gyn
Box 100294
1600 SW Archer Road
Gainseville, FL  32610

Michael Karsch                      0           0             135,000      1.1%
401 NE 25th Terrace
Boca Raton, FL  33431-7524

Devinder Randhawa                 152,000      30.4%            0            0%
Suite 104, 1456 St. Paul St.
Kelowna, British Columbia
Canada V1Y 2E6

Bob Hemmerling                    152,000      30.4%            0            0%
Suite 104, 1456 St. Paul St.
Kelowna, British Columbia
Canada V1Y 2E6

All Above Average directors       304,000      60.8%            0            0%
and officers as a group
(2 persons)

All Quick-Med directors and                                9,498,000      75.9%
officers as a group
(7 persons)


         All the stock shown above are common stock. The balance of our outstanding Common stock are held by 8 persons.

                                   MANAGEMENT

         Quick-Med's directors and officers are as follows:

Name                              Age    Position
----                              ---    --------
Michael R. Granito, Ph.D.         49     Chairman

David S. Lerner                   47     President and Director

Paul G. Cerjan, Lt. Gen./Ret.     62     Vice-President, Worldwide Military
                                         Affairs and Director

George E. Friel, Maj. Gen./Ret.   58     Vice President, Military Research &
                                         Development and Director

Gerald M. Olderman, Ph.D.         67     Vice-President, Commercial Research and
                                         Development

Gregory S. Schultz, Ph.D.         51     Director and Vice President, Clinical
                                         Laboratory Research and Development

Michael D. Karsch                 40     Director, Chief Administrative Officer
                                         and Secretary


         Michael D. Granito, Ph.D. was appointed to his position in July 2000. Since 1979, he has been a Managing Director and member of the Executive Committee for J.P. Morgan in New York. Mr. Granito has also been a member of J.P. Morgan's Investment Policy Committee since 1995. He has also served as a member of firm's Investment Policy Committee since 1985. He was responsible for world-wide Capital Market Research activities in London, Frankfurt, Tokyo, and Melbourne offices, and was Chair of Foundation for Research in International Banking and Finance or FRIBF. Mr. Granito earned a doctorate in Finance, and graduated with triple major in accounting, finance, and economics from The Wharton School at The University of Pennsylvania. He also served as an Adjunct Professor of Finance at Yale University and New York University and author of a book and fourteen papers on finance and foreign exchange topics.

         David S. Lerner was appointed to his position in December 1997. From 1995 to 1997 he worked in the biotech research area for Prive International. Mr. Lerner has 20 years experience in international and domestic manufacturing, marketing, sales, and business development. He has had business activities in Asia, Europe, South America, and Mexico; and successfully handled export financing activities, including letter of credit and manufacturing arrangements. Mr. Lerner has also dealt with major retailers like Sears, K-Mart, and WalMart and developed markets for private label and nationally-branded products through large mass retailers and department stores.

         Lt. Gen. Paul G. Cerjan (Ret.) - U.S. Army Lieutenant General, was appointed his position in July 2000. From December 1997 to September 2000, Mr. Cerjan was president of Regent University in Virginia Beach, Virginia. From August 1994 to October 1997, he served as director tactical systems for Lockheed Martin in Arlington, Virginia. He was in the U.S. Army from 1960 to 1994, rising to the rank of Lieutenant General. Mr. Cerjan served as project manager for the design and construction of a small city for 26,000 people valued at $1.3 billion, managed 22 separate organizations in Europe with 70,000 people; supervised all aspects of community life in Europe for 300,000 Americans and served as CEO for a university organization educating the most senior leadership of the Department of Defense. Mr. Cerjan has an M.S. in Construction Management from Oklahoma State University; a B.S. in Engineering from United States Military Academy at West Point, and is a registered professional engineer in Virginia.

         Maj. Gen. George E. Friel (Ret.) - U.S. Army Major General, was appointed to his position in July 2000. Since September 1998, he has been self-employed as a consultant to various organizations in the defense industry. He was in the U.S. Army from 1967 to 1998, rising to the rank of Major General. Mr. Friel was the Commanding General of the U.S. Army Chemical and Biological Defense Command, at the Aberdeen Proving Ground in Maryland, Deputy Chief of Staff for Chemical and Biological Matters of the Army Material Command, Alexandria, Virginia from 1992 to 1998, and was responsible for a $1 billion contract for protective military clothing. He served as Commanding General, 59th Ordinance Brigade, Pinnasens, Germany; Chief, Nuclear Chemical Division, U.S. Army Europe; and Commander, Miesau Army Depot in Germany. Mr. Friel was also responsible for $600 million budget for Nuclear Biological and Chemical Defense Command for six years and directed over 1,100 scientists and engineers including 150 Ph.D's. Mr. Friel has also served as Chairman of the boards of The Nuclear, Biological, and Chemical Defense Enterprise at the Edgewood Arsenal, and The Army Material Command, Acquisition and Procurement Enterprise. He earned a B.S. from University of Nebraska and M.B.A. from Northwest Missouri State University and is a graduate of the U.S. Army Chemical School Basic and Advanced Courses.

         Gerald M. Olderman, Ph.D. was appointed to his position in July 2000. Since November 1996, he has been a Vice-President and Associate of R.F. Caffrey & Associates, a management consultant to medical device companies and suppliers. From November 1991 to November 1996, he served a Director and Head of Research and Development for C.R. Bard, Inc., a manufacturer of health care products. He has 35 years in the health care industry, 31 years in technical management, and 25 years as the head of research and development activities for Fortune 500 companies. He organized a new product development process for the cardiopulmonary division of C.R. Bard Co. in which 19 new medical devices were introduced, including an intra-aortic balloon and pump and a centrifugal heart by-pass pump. Holder of major responsibilities. From 1985 to 1991, as vice president for domestic and international research and development for Baxter Healthcare Corp., Mr. Olderman directed technical programs for surgical, medical, home health care, and industrial market segments including programs for wound management. From 1978 to 1985, as vice president for research and development for the Convertors Division of American Hospital Supply prior to its acquisition by Baxter, he led product development and made material changes in a program that helped to increase market share from 30% to 45%. He also handled quality assurance, business planning and market research. From 1972 to 1978, as vice president for research and development and director of Surgikos, Inc., a subsidiary of Johnson & Johnson, he built technical organization to support the company's goals and entered the additional market of extracorporeal products. He led the development of products for the surgical line including package development, clinical research, regulatory compliance and quality assurance. From 1961 to 1978, he served as a Senior Scientist in the Hospital Division of J & J, assigned to wound care dressings and absorbent products. Dr. Olderman received a B.S. in Chemistry from Rensselaer Polytechnic Institute in Troy, New York in 1958. He also earned an M.S. in Physical Chemistry in 1972, and a Ph.D. in Physical Chemistry in 1973 from Seton Hall University in South Orange, New Jersey.

         Gregory S. Schultz, Ph.D. was appointed to his position in July 2000. Since July 1989 has served as a professor and researcher at the University of Florida in Gainesville. From 1986 to 1988, Dr. Schultz served as principle investigator for U.S. Army Medical Research Contracts. Dr. Schultz has served as a Professor of Obstetrics/Gynecology in the College of Medicine and Associate Professor of Ophthalmology and Associate Professor of Biochemistry at University of Louisville School of Medicine. Dr. Schultz earned a doctorate in biochemistry from Oklahoma State University and a postdoctoral fellowship in cell biology at Yale University. His specialty is the development of growth factors for the wound healing process. Growth factors are those elements that speed the healing processes. He also serves as Quick-Med's principal investigator and has been a principal investigator on 20 research grants since 1980.

         Michael D. Karsch was appointed Director, General Counsel an Secretary in July 2000 and Chief Administrative Officer in March 2001. His responsibilities now include chief financial officer, general counsel, human resources and investor relations. Since June 2000, Mr. Karsch has been a Vice President and General Counsel of MerchantOnline.com, Inc., a provider of secure online transactions. From June 1998 to June 2000, he was a partner for Broad & Cassel, a Boca Raton, Florida law firm. From May 1997 to May 1998, he was a partner with the law firm of Bernstein & Wasserman in Boca Raton, Florida. From June 1996 to March 1997, he served as general counsel for U.S. Diagnostic, Inc., a health care management company in West Palm Beach, Florida. From August 1990 to June 1996, he was a partner with the law firm of Bachner, Talley, Polevoy and Misher in New York. From 1986 to 1990, he was an associate with the law firm of Skadden, Arps, Slate, Meagher & Flom in New York. He earned a B.S., graduating cum laude from The Wharton School of the University of Pennsylvania in 1982, and earned a J.D. from the University of Pennsylvania Law School in 1985.

         The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing board are filled by majority vote of the remaining directors. Our officers serve at the will of the board. There are no family relationships between any executive officer and director.

Executive Compensation

         David S. Lerner is currently paid $125,000 per year and Michael D. Karsch is currently paid $24,000 per year. Quick-Med's other officers have agreed to act without compensation until authorized by the board, which is not expected to occur until Quick-Med has generated revenues from operations or has obtained sufficient capital. The directors are not accruing any compensation under to any agreement with Quick-Med.

         No retirement, pension or insurance programs or other similar programs have been adopted for Quick-Med's employees. A stock option plan has been approved by Quick-Med's board, and 840,000 options to purchase common stock have been granted to management.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Above Average

         The shareholders of Above Average have agreed to return the 500,000 shares of stock held by them immediately prior to the closing for cancellation.

Quick-Med

         At December 31, 2000, Quick-Med had a note payable of $23,710 for funds advanced from Think Tank Associates, Inc., a company owned by our President, David S. Lerner. The note is short term and bears interest at 6.0% and is expected to be paid by December 31, 2000.

         At December 31, 2000, Quick-Med had another note payable of $100,000 for funds advanced from Michael R. Granito, our Chairman. The note is short term and bears interest at 6.0%. An additional $110,000 was advanced in 2001. All of these loans have since been converted to 260,000 shares of Quick-Med common stock.

         At December 31, 2000, Quick-Med had another note payable of $150,000 from EuroAtlantic Capital Corp. The note is short-term and bears interest at 6.0%. It is expected to be paid in full by June 30, 2001.

                           MARKET FOR OUR COMMON STOCK

         There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for our securities and management does not intend to initiate any discussions until we have consummated a merger or acquisition. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

         Our common stock is not quoted at the present time. The SEC has adopted a rule that defines of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         To approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience and objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         Management intends that the merger with Quick-Med will allow our securities to be traded on the OTC Bulletin Board. Initially, the trading will likely have these limitations. Failure to qualify our securities for Nasdaq or the OTC Bulletin Board or to meet the relevant maintenance criteria after qualification in the future may result in our securities being delisted. However, trading, if any, in our securities may then continue in the non-Nasdaq over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations for our securities.

Penny Stock Regulation

         Our securities are not currently quoted on any recognized quotation medium. While we cannot assure you there can be no assurance that a public market will ever develop for our common stock, if a market should develop, trading our common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker dealers in connection with any trades involving a stock defined as a penny stock. A penny stock is generally any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require the delivery, prior to any penny stock transaction, of a disclosure scheduled explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers accredited investors and institutions. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by these requirements may discourage them from effecting transactions in our securities, which could severely limit the liquidity of our securities and the ability of purchasers in this offering to sell the securities in the secondary market.

Dividends

         We have not paid any dividends to date, and have no plans to do so in the immediate future.

Transfer Agent

         After the merger the transfer agent will be Continental Stock Transfer & Trust Company, 2 Broadway, New York, NY 10004.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 100,000,000 shares, of common stock, par value $.0001 per share. There are 3,000,000 shares of common stock issued and outstanding, as of the date of this filing.

Common Stock

         All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and nonassessable shares. Cumulative voting for electing directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting where a quorum is present will be able to elect the entire Board of Directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event we are liquidated, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of our common stock issued and outstanding are fully paid and nonassessable. Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of legally available funds.

         There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. 500,000 of the shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act.

                        SHARES ELIGIBLE FOR FUTURE RESALE

         There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales, could harm prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

         We currently have 3,000,000 shares outstanding. The 2,500,000 shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act unless purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act. The 500,000 shares outstanding prior to the initial public offering will be returned to us and cancelled when the merger is consummated.

                      WHERE CAN YOU FIND MORE INFORMATION?

         We are a reporting company, and are subject to the reporting requirements of the Exchange Act. We voluntarily filed a Form 10-SB on October 4, 1999. We have filed a registration statement with the SEC on form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

         You can also call or write us at any time with any questions you may have.

                             REPORTS TO STOCKHOLDERS

         We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Quick-Med's fiscal year ends on December 31st.

                                  LEGAL MATTERS

         The validity of the shares offered under this prospectus was passed upon for us by Evers & Hendrickson, LLP of San Francisco, California.

                                     EXPERTS

         Our financial statements as of the period ended June 30, 2000, and included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Cordovano & Harvey, P.C., independent certified public accountants, included in this prospectus, and on the authority of the firm as experts in accounting and auditing.

         Our financial statements as of the period ended September 30, 2000, and included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Daszkal, Bolton, Manela, Devlin & Co., independent certified public accountants, included in this prospectus, and on the authority of the firm as experts in accounting and auditing.

         Our financial statements as of the period ended December 31, 2000, and included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Daszkal, Bolton, Manela, Devlin & Co., independent certified public accountants, included in this prospectus, and on the authority of the firm as experts in accounting and auditing.

         The financial statements of Quick-Med for the years ended December 31, 2000 and December 31, 1999 included in this prospectus have been audited by Daszkal Bolton Manela Devlin & Co., Certified Public Accountants, 2401 N.W. Boca Raton Boulevard, Suite 100, Boca Raton, Florida 33431, independent auditors, and are included in reliance upon the reports of the firm and on their authority as experts in accounting and auditing.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Article XII of the Articles of Incorporation and Article VI of our Bylaws, as amended, states certain indemnification rights. Our Bylaws provide that we will possess and may exercise all powers of indemnification of officers, directors, employees, agents and other persons and all incidental powers and authority. Our Board of Directors is authorized and empowered to exercise all of our powers of indemnification, without shareholder action. Our assets could be used or attached to satisfy any liabilities subject to indemnification.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

         The Nevada Revised Statutes, as amended, authorize us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which the person is a party by reason of being a director or officer if it is determined that the person acted under the applicable standard of conduct stated in the statutory provisions. Our directors and officers are indemnified to the full extent permitted by Nevada law in our Articles of Incorporation.

         We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for situations where we could not provide indemnification.

         Although indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling us under Nevada law, we have been informed that in the opinion of the SEC, this form of indemnification is against public policy as expressed in the Securities Act, and is considered unenforceable.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         In January, 2000, we appointed Cordovano & Harvey, P.C. to replace Kish, Leake & Associates, P.C. as our principal accountants. The report of Kish, Leake & Associates, P.C. on our financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. We had no disagreements with them on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. We did not consult with Cordovano & Harvey, P.C. on any accounting or financial reporting matters in the periods prior to their appointment. The change in accountants was approved by the Board of Directors. We filed a Form 8-K with the Commission (File No. 000-27545) on January 24, 2000.

                         ABOVE AVERAGE INVESTMENTS, LTD.
                          (A Development Stage Company
                          Index to Financial Statements
                                                                            Page
                                                                            ----

Independent auditor's report...............................................F-2-3
Balance sheet as of June 30, 2000............................................F-4
Statement of operations for the years ended June 30, 2000
   and 1999 and for the period from April 21, 1997 (inception)
   through June 30, 2000 (unaudited).........................................F-5
Statement of shareholders' equity (deficit), from April 21, 1997
   (inception) through June 30, 2000.........................................F-6
Statement of cash flows for the years ended June 30, 2000 and 1999 and for the period from April 21, 1997 (inception) through
   June 30, 2000 (unaudited).................................................F-7
Notes to financial statements as of June 30, 2000............................F-8
Condensed balance sheet as of September 30, 2000 ...........................F-14
Condensed statement of operations for the period September 30, 2000 and 1999 and for the period from April 21, 1997 (inception)
   through September 30, 2000 (unaudited) ..................................F-15
Condensed statement of cash flows for the years ended
   September 30, 2000 and 1999 and for the period April 21, 1997
   (inception) through September 30, 2000 (unaudited) ......................F-16
Notes to condensed financial statements as of September 30, 2000 ...........F-17
Condensed balance sheet as of December 31, 2000 ............................F-18
Condensed statement of operations for the period ended
   December 31, 2000 and 1999 and for the period from
   April 21, 1997 (inception) through December 31, 2000 (unaudited).........F-19
Condensed statement of cash flows for the years ended December 31,
   2000 and 1999 and for the period April 21, 1997 (inception)
   through December 31, 2000 (unaudited) ...................................F-20
Notes to condensed financial statements as of December 31, 2000.............F-21

               FINANCIAL STATEMENTS - QUICK-MED TECHNOLOGIES, INC.
                          (A Development Stage Company)
                                                                            Page
                                                                            ----

Independent Auditors' Report ...............................................F-23
Balance Sheet as of December 31, 2000 ......................................F-24
Statements of Operations and Accumulated Deficit for the years ended December 31 2000 and 1999 and unaudited for the period from December 9, 1997 (inception) through  December 31, 2000.............F-25
Statement of Stockholders' Deficit for the years ended December 31,
   2000 and 1999, and unaudited for the period from December 9, 1997
   (inception) through December 31, 2000 for the years ended................F-26
Statements of Cash Flows for the years ended December 31 2000 and 1999 and unaudited for the period from December 9, 1997
   (inception) through December 31, 2000....................................F-27
Notes to Financial Statements .......................................F-29 - F-34

                       UNAUDITED PRO FORMA FINANCIAL DATA

Pro Forma Combined Balance Sheet as of June 30, 2000........................F-35
Pro Forma Combined Statements of Income (Loss) as of June 30, 2000..........F-36
Pro Forma Combined Balance Sheet as of December 31, 2000....................F-37
Pro Forma Combined Statement of Income (Loss) as of December 31, 2000.......F-38
Notes to Pro Forma Combined Financial Statements............................F-39

                          Independent Auditors' Report


To the Board of Directors and Shareholders
Above Average Investments, Ltd.

         We have audited the balance sheet of Above Average Investments, Ltd. (a development stage company) as of June 30, 2000 and the related statements of operations, shareholders' equity and cash flows for the year ended June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Above Average Investments, Ltd. as of June 30, 2000, and the related statements of operations and cash flows for the year ended June 30, 2000 in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has a substantial dependence on the success of its development stage activities, significant losses since inception, lack of liquidity, and a working capital deficiency at June 30, 2000. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note
A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cordovano and Harvey, P.C.
Denver, Colorado
July 24, 2000

                          Independent Auditors' Report


To the Board of Directors and Shareholders
Above Average Investments, Ltd.


         We have audited the accompanying balance sheet of Above Average Investments, Ltd. (a development stage company) as of June 30, 1999 (not separately included herein) and the related statements of income, shareholders' deficit, and cash flows for the fiscal year ended June 30; 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Above Average Investments, Ltd. at June 30, 1999, and the results of its operations and cash flows for the fiscal year ended June 30, 1999 in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 (not separately included herein), the Company is in the development stage and has no operations as of June 30, 1999. The deficiency in working capital as of June 30, 1999 raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are described in Note 5 (not separately included herein) . The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


Kish, Leake, and Associates, P.C.
Certified Public Accountants
Englewood, Colorado
September 24, 1999

                         ABOVE AVERAGE INVESTMENT, LTD.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                  June 30, 2000

                                     ASSETS


                                               TOTAL ASSETS            $     -
                                                                       =======

                            LIABILITIES AND SHAREHOLDERS' (DEFICIT)

LIABILITIES
   Accounts payable and accrued liabilities.............................$3,795
                                                                        ------

                                           TOTAL LIABILITIES            $3,795
                                                                        ------

SHAREHOLDERS (DEFICIT)
   Common stock, $.0001 par value, 100,000,000 shares
     authorized, 500,000 shares issued and outstanding......................50
   Additional paid-in capital...........................................15,070
   Deficit accumulated during the development stage....................(18,915)
                                                                       -------

                                      TOTAL SHAREHOLDERS' (DEFICIT)     (3,795)
                                                                       -------

                                                                       $     -
                                                                       =======


                 See accompanying notes to financial statements

                                             ABOVE AVERAGE INVESTMENT, LTD.
                                              (A Development Stage Company)
                                                 STATEMENT OF OPERATIONS

                                                                            Year Ended                   April 21, 1997
                                                                            ----------                     (inception)
                                                                                                            Through
                                                               June 30, 2000        June 30, 1999        June 30, 2000
                                                               -------------        -------------        -------------
COSTS AND EXPENSES
     Legal fees                                                    $ 8,629               $   --              $ 8,629
     Accounting Fees                                                 2,233                1,623                3,856
     Licenses and fees                                                 341                   85                  426
     Printing Costs                                                  5,954                   --                5,954
     Stock-based compensation for
       organizational costs (Note B)                                    --                   --                   50
                                                                  --------             --------             --------

                    LOSS FROM OPERATIONS                           (17,157)              (1,708)             (18,915)
                                                                  --------             --------             --------

 INCOME TAX BENEFIT (EXPENSE) (NOTE C)
     Current tax benefit                                             3,266                  325                3,601
     Deferred tax expense                                           (3,266)                (325)              (3,601)
                                                                  --------             --------             --------

                                NET LOSS                         $ (17,157)           $  (1,708)           $ (18,915)
                                                                 =========            =========            =========

       BASIC AND DILUTED
         LOSS PER COMMON SHARE                                   $   (0.03)                *
                                                                 =========

       BASIC AND DILUTED WEIGHTED
         AVERAGE COMMON SHARES
         OUTSTANDING                                               500,000              500,000
                                                                   =======              =======

*  Less than .01 per share

                 See accompanying notes to financial statements

                                                ABOVE AVERAGE INVESTMENT, LTD.
                                                (A Development Stage Company)
                                         STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                                       April 21, 1997 (inception) through June 30, 2000
                                                                                                          Deficit
                                        Preferred Stock               Common Stock                      Accumulated
                                                                                           Additional      During
                                                                                            Paid-In     Development
                                     Shares        Amount        Shares        Amount       Capital        Stage        Total
                                     ------        ------        ------        ------       -------        -----        -----
Beginning balance, April 21, 1997       -           $ --             --         $ --          $ --          $ --         $ --

Common stock issued in exchange
   for organization costs               -             --        500,000           50            00            00           50
Net loss for the period ended
   June 30, 1997                        -             --             --           --                         (50)         (50)
                                   --------       -------      ---------       ------        ------        ------        -----

       BALANCE, JUNE 30, 1997           -             --        500,000           50            --           (50)          --

Net loss for year ended June 30,
1998                                    -             --             --           --            --            --           --
                                   --------       -------      ---------       ------        ------        ------        -----

       BALANCE, JUNE 30, 1998           -              -        500,000           50                         (50)          --

Third party expenses paid by an
   affiliate on behalf of the
   Company                              -             --             --           --            85            --           85

Net Loss for year ended June 30,
1999                                    -             --             --           --            --        (1,708)      (1,708)
                                   --------       -------      ---------       ------        ------        ------        -----

       BALANCE, JUNE 30, 1999           -             --        500,000           50            85        (1,758)      (1,623)

Third party expenses paid by an
   affiliate on behalf of the
   Company                              -             --             --           --        14,985            --       14,985

Net loss for year ended JUNE 30,
2000                                    -           $ --        500,000         $ 50      $ 15,070     $ (18,915)    $ (3,795)

       BALANCE JUNE 30, 2000            -           $ --        500,000         $ 50      $ 15,070     $ (18,915)    $ (3,795)
                                   ========       =======      =========       ======       ======       =======       ======


                 See accompanying notes to financial statements

                                                ABOVE AVERAGE INVESTMENT, LTD.
                                                (A Development Stage Company)
                                                   STATEMENTS OF CASH FLOWS
                                                                                                           April 21, 1997
                                                                              Year Ended                 (inception) Through
                                                                                                            June 30, 2000
                                                                    June 30, 2000     June 30, 1999           (unaudited)
                                                                   --------------     -------------      -------------------
OPERATING ACTIVITIES
  Net Loss                                                           $  (17,157)        $  (1,708)          $  (18,915)

  Non-cash transactions:
   Stock-based compensation for organizational costs (Note B)                 -                 -                   50
  Third Party expenses paid by affiliate on behalf of the
   company, recorded as additional-paid-in capital                       14,985                85               15,070
  Changes in operating assets and liabilities:
   Accounts payable and accrued liabilities                               2,172             1,623                3,795
                                                                      ---------          --------            ---------

                      NET CASH (USED IN) OPERATING ACTIVITIES            $    -            $    -               $    -
                                                                      ---------          --------            ---------

                    NET CASH PROVIDED BY FINANCING ACTIVITIES                 -                 -                    -
                                                                      ---------          --------            ---------

                                           NET CHANGE IN CASH                 -                 -                    -

  Cash, beginning of period                                                   -                 -                    -
                                                                      ---------          --------            ---------

                                          CASH, END OF PERIOD            $    -            $    -               $    -
                                                                      =========          ========            =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest                                                             $    -            $    -               $    -
                                                                      =========          ========            =========

    Income taxes                                                         $    -            $    -               $    -
                                                                      =========          ========            =========

  Non-cash financing activities:
    500,000 shares common stock issued for services                      $    -            $    -               $   50
                                                                      =========          ========            =========


                 See accompanying notes to financial statements

                         ABOVE AVERAGE INVESTMENTS, LTD.
                          (A Development Stage Company)
                          Notes to Financial Statements

         Note A:  Organization and summary of significant accounting policies

Organization

         Above Average Investments, Ltd. (the "Company") was incorporated under the laws of Nevada on April 21, 1997 to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standard (SFAS) No. 7.

         The Company has been in the development stage since inception and has no operations to date.

         The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is a development stage company with no revenue as of June 30, 2000 and has incurred losses of ($17,157), ($l,708) and ($l8,915) for the years ended June 30, 2000 and 1999 and for the period April 21, 1997 (inception) through June 30, 2000, respectively. The Company has no operating history or revenue, no assets, and continuing losses which the Company expects will continue for the foreseeable future. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. An affiliate of the Company plans to continue advancing funds on an as needed basis and in the longer term, revenues from the operations of a merger candidate, if found. The Company's continuation as a going concern is dependent upon continuing capital advances from an affiliate and commencing operations or locating and consummating a business combination with an operating company. There is no assurance that the affiliate will continue to provide capital to the Company or that the Company can commence operations or identify such a target company and consummate such a business combination. These factors, among others, raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Summary of significant accounting policies

Cash equivalents

         The Company's financial instruments consist of accounts payable and accrued liabilities. For financial accounting purposes and the statement of cash flows, cash equivalents include all highly liquid debt instruments purchased with an original maturity of three months or less.

                         ABOVE AVERAGE INVESTMENTS, LTD.
                          (A Development Stage Company)
                          Notes to Financial Statements

         Note A: Organization and summary of significant accounting policies, continued

Use of estimates

         The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the financial statements; and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Income Taxes

         The Company reports income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the liability method in accounting for income taxes. Deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the financial statements. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted law. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change during the period in the deferred tax assets and liabilities.

Loss per common share

         The Company has adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128") which requires the disclosure of basic and diluted earnings per share. Basic earnings per share is calculated using income available to common shareowners divided by the weighted average of common shares outstanding during the year. Diluted earnings per share is similar to basic earnings per share except that the weighted average of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares, such as options, had been issued. The Company has a simple capital structure and no outstanding options at June 30, 2000. Therefore, dilutive earnings per share are not applicable and accordingly have not been presented

Fiscal year

         The Company operates on a fiscal year ending on June 30.

                         ABOVE AVERAGE INVESTMENTS, LTD.
                          (A Development Stage Company)
                          Notes to Financial Statements

         Note A: Organization and summary of significant accounting policies, continued

Stock based compensation

         SFAS No. 123, "Accounting for Stock-Based Compensation" was issued in October 1995. This accounting standard permits the use of either a fair value based method or the method defined in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") to account for stock-based compensation arrangements. Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and earnings per share that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangements under the provisions of APB 25. For stock issued to officers the fair value approximates the intrinsic value. Therefore, no pro forma disclosures are presented.

Fair value of financial instruments

         SFAS 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. The Company has determined, based in available market information and appropriate valuation methodologies, the fair value of its financial instruments approximates carrying value. The carrying amounts of cash, accounts payable, and other accrued liabilities approximate fair value due to the short-term maturity of the instruments.

Recently issued accounting pronouncements

         The Company has adopted the following new accounting pronouncements for the year ended June 30, 2000. There was no effect on the financial statements presented from the adoption of the new pronouncements.

         Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income," requires the reporting and display of total comprehensive income and its components in a full set of general-purpose financial statements.

         SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," is based on the "management" approach for reporting segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosure about the Company's products, the geographic areas in which it earns revenue and holds long-lived assets, and its major customers.

         SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits," which requires additional disclosures about pension and other post-retirement benefit plans, but does not change the measurement or recognition of those plans.

                         ABOVE AVERAGE INVESTMENTS, LTD.
                          (A Development Stage Company)
                          Notes to Financial Statements

         Note A: Organization and summary of significant accounting policies, concluded

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. This statement is not expected to affect the Company as the Company currently does not have any derivative instruments or hedging activities.

         In June 1999, the FASB issued SFAS No. 137, which amended the implementation date for SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

         Statement of Position ("SOP") 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This SOP requires that entities capitalize certain internal-use software costs once certain criteria are met.

         SOP 98-5, "Reporting on the Costs of Start-Up Activities." Sop 98-5 provides, among other things, guidance on the reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred.

         The Company will continue to review these new accounting pronouncements over time to determine if any additional disclosures are necessary based on evolving circumstances.

         Note B:  Related party transactions

         The Company maintains a mailing address at an affiliate's address. This address is Suite 104, 1456 St. Paul Street, Kelowna, B.C., Canada, V1Y 2E6. At this time the Company has no need for an office.

         The Company has issued an officer 500,000 shares of common stock in exchange for services related to management and organization costs of $50.00. The officer will provide administrative and marketing services as needed. The officer may, from time to time, advance to the Company any additional funds that the Company needs for costs in connection with searching for or completing an acquisition or merger.

         The Company does not maintain a checking account and expenses incurred by the Company have historically been paid by an affiliate. Since inception the Company incurred $18,915 in expenses of which $15,070 were paid by an affiliate. The affiliate does not expect to be repaid for the expenses it pays on behalf of the Company. Accordingly, as the expenses are paid, they are classified as additional-paid-in capital.

                         ABOVE AVERAGE INVESTMENTS, LTD.
                          (A Development Stage Company)
                          Notes to Financial Statements

         Note C:  Income taxes

         A reconciliation of U.S. statutory federal income tax rate to the effective rate for the period from April 21, 1997 (inception) through June 30, 2000 is as follows:

                                                                  April 21, 1997
                                                                    (inception)
                                 Year Ended       Year Ended         Through
                                June 30, 2000    June 30, 1999    June 30, 2000
                                -------------    -------------    --------------
U.S. statutory federal rate...      15.00%           15.00%           15.00%
State income tax rate, net
 of federal benefit...........       4.04%            4.04%            4.04%
Net operating loss (NOL)
 for which no tax benefit
 is currently available.......     -19.04%          -19.04%          -19.04%
                                   ------           ------           ------
                                     0.00%            0.00%            0.00%
                                   ======           ======           ======


         The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the years ended June 30, 2000 and 1999 was $2,941 and $315, respectively. The change in the valuation allowance for the period from April 21, 1997 (inception) through June 30, 2000 was $3,601. NOL carryforwards at June 30, 2000 will begin to expire in 2012. The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

         Should the Company undergo an ownership change, as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of those losses.

         Note D:  Shareholders' equity

Common Stock

         The Company initially authorized 25,000 shares of $1.00 par value common stock. On August 3, 1999 the Board of Directors approved an increase in authorized shares to 100,000,000 and changed the par value to $.000l. On April 22, 1997 the Company issued 500,000 shares of common stock for services valued at $.0001 per share. The shares were valued nominally at $50 as there was no market price for the Company's common stock as of the date of issuance.

                         ABOVE AVERAGE INVESTMENTS, LTD.
                          (A Development Stage Company)

                          Notes to Financial Statements

         Note D:  Shareholders' equity, concluded

         On August 18, 1999 the Company filed amended articles with the state of Nevada to change the authorized shares of common stock originally approved by the Board of Directors on April 21, 1997 from 25,000, no par value to 100,000,000, $.0001 par. Nevada Revised Statutes Section 78.385 (c) treats this amendment as if it was filed on April 21, 1997, therefore, giving the Company enough shares for the original issuance of 500,000 shares of common stock.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
CONDENSED BALANCE SHEET
(UNAUDITED)


                                     ASSETS
                                     ------
                                                                   September 30,
                                                                       2000
                                                                   ------------

      Total Assets.................................................$        -
                                                                   ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

      Accrued liabilities..........................................$     2,648

      Stockholders' deficit:
        Common stock, $0.0001 par value, 100,000,000 shares
           authorized, 500,000 shares issued and outstanding.......         50
        Additional paid-in capital.................................     28,594
        Deficit accumulated during the development stage...........    (31,292)
                                                                    -----------
                       Total stockholders' deficit                      (2,648)
                                                                    -----------

                       Total liabilities and stockholders' deficit  $         -
                                                                    ===========



       See accompanying notes to condensed financial statements

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

                                                                  April 21, 1997
                                                                    (inception)
                                            Three Months Ended        through
                                               September 30,       September 30,
                                              2000       1999          2000
                                           --------------------    -------------
Costs and expenses
  Legal fees                               $ (4,072)  $      -       $  (12,701)
  Accounting fees                            (1,500)         -           (5,356)
  Printing                                   (6,804)         -          (12,758)
  Licenses and fees                               -          -             (426)
  Stock-based compensation for
   organizational costs                           -          -              (50)
                                           --------   --------       ----------
Loss from operations                        (12,376)         -          (31,291)
                                           --------   --------       ----------

Benefit (provision) for income taxes              -          -                -
                                           --------   --------       ----------

Net profit (loss)                          $(12,376)  $      -       $  (31,291)
                                           ========   ========       ==========



Net loss per share-basic and diluted       $  (0.02)  $      -       $        -
                                           ========   ========       ==========
Weighted average number of shares -
  basic and diluted                         500,000    500,000                -
                                           ========   ========       ==========


            See accompanying notes to condensed financial statements

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)



                                                                  April 21, 1997
                                         Three Months Ended        (inception)
                                           September 30,             through
                                     -------------------------    September 30,
                                        2000           1999           2000
                                     ----------     ----------    --------------

Net cash provided by operating
 activities:
  Net loss                           $ (12,376)     $       -       $ (31,291)
  Non-cash transactions:
    Stock-based compensation for
     organizational costs                    -              -              50
  Changes in operating assets and
   liabilities:
    Accounts payable and accrued
     liabilities                        (1,147)             -           2,648
                                     ---------      ---------       ---------
Net cash used in operating
 activities                            (13,523)             -         (28,593)
                                     ---------      ---------       ---------

Cash flows from financing
 activities:
  Third party expenses paid by
   affiliate on behalf of the
   Company, recorded as additional
   paid-in capital                      13,523              -          28,593
                                     ---------      ---------       ---------
Net cash used in financing
 activities                             13,523              -          28,593
                                     ---------      ---------       ---------

Net increase in cash and
 equivalents                                 -              -               -

Cash at beginning of period                  -              -               -
                                     ---------      ---------       ---------

Cash at end of period                $       -      $       -       $       -
                                     =========      =========       =========



Supplemental disclosure of cash
 flow incormation:
  Cash paid during the period for:
    Interest                         $       -      $       -       $       -
                                     =========      =========       =========
    Income taxes                     $       -      $       -       $       -
                                     =========      =========       =========

Non-cash financing activities:
  500,000 shares common stock
   issued for services               $       -      $       -       $       -
                                     =========      =========       =========




           See accompanying notes to condensed financial statements.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements of Above Average Investments, Ltd. (the "Company") have been prepared in accordance with the accounting policies in its audited financial statement for the year ended June 30, 2000 as filed in its form SB-2/A filed July 31, 2000 and should be read in conjunction with the notes thereto. The Company entered the development stage in accordance with Statements of Financial Accounting Standard ("SFAS") No. 7 on April 21, 1997 and is a "blank check" company with the purpose to evaluate, structure and complete a merger with, or acquisition or, a privately owned corporation.

In the opinion of management, all adjustments consisting of normal recurring adjustments considered necessary to provide a fair presentation of the operating results for the interim periods presented have been made. These results have been determined on the basis of generally accepted accounting principles and practices applied consistently with those used in the preparation of the Company's Annual Financial Statements for the for the year ended June 30, 2000. Operating results for the three months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ending June 30, 2001.

Interim financial data presented herein are unaudited.


NOTE 2 - RELATED PARTY TRANSACTIONS

The Company has issued an officer 500,000 shares of common stock in exchange for services related to management and organization costs of $50. The officer will provide administrative and marketing services as needed. The officer may, from time to time, advance to the Company any additional funds that the Company needs for costs in connection with searching for of completing an acquisition or merger.

The Company does not maintain a checking account and all expenses incurred by the Company are paid by an affiliate. For the three months ended September 30, 2000, the Company incurred $12,376 in expenses. The affiliate does not expect to be repaid for the expenses it pays on behalf of the Company. Accordingly, as the expenses are paid, they are classified as additional paid-in capital.


NOTE 3 - SUBSEQUENT EVENTS

Subsequent to September 30, 2000, the Company entered into an agreement with Quick-Med Technologies, Inc. Under the terms of the agreement, the Company will issue 10,000,000 shares of common stock in exchange fro 100% of the outstanding common stock of Quick-Med Technologies, Inc. For accounting purposes, the acquisition will be treated as an acquisition of the Company by Quick-Med Technologies, Inc. and recapitalization (a reverse merger).

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
CONDENSED BALANCE SHEET
(UNAUDITED)


                                     ASSETS

                                                                  December 31,
                                                                     2000
                                                                 -------------

Total assets                                                       $       -
                                                                   =========



                      LIABILITIES AND STOCKHOLDERS' EQUITY

Accrued liabilities                                                $   6,753

Stockholders' deficit:
  Common stock, $0.0001 par value, 100,000,000 shares
   authorized; 500,000 shares issued and outstanding                      50
  Additional paid-in capital                                          34,691
  Deficit accumulated during the development stage                   (41,494)
                                                                   ---------
          Total stockholders' deficit                                 (6,753)
                                                                   ---------

          Total liabilities and stockholders' deficit              $       -
                                                                   =========




           See accompanying notes to condensed financial statements.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)


                                                                                      April 21, 1997
                                     Three Months Ended       Six Months Ended         (inception)
                                        December 31,             December 31,            through
                                    ---------------------    ---------------------     December 31,
                                      2000        1999         2000        1999            2000
                                    ---------------------    ---------------------    --------------

Costs and expenses:
  Legal fees                        $ (6,003)   $ (3,718)    $(10,075)   $ (4,386)       $(18,704)
  Accounting fees                     (4,105)       (483)      (5,605)     (2,106)         (9,461)
  Printing                                 -        (936)      (6,804)     (2,161)        (12,758)
  Licenses and fees                      (95)          -          (95)        (85)           (521)
  Stock-based compensation for
   organizational costs                    -           -            -           -             (50)
                                    --------    --------     --------    --------        --------
Loss from operations                 (10,203)     (5,137)     (22,579)     (8,738)        (41,494)
                                    --------    --------     --------    --------        --------

Benefit (provision) for income
 taxes                                     -           -            -           -               -
                                    --------    --------     --------    --------        --------

Net profit (loss)                   $(10,203)   $ (5,137)    $(22,579)   $ (8,738)       $(41,494)
                                    ========    ========     ========    ========        ========

Net loss per share - basic and
 diluted                            $  (0.02)   $  (0.01)    $  (0.02)   $  (0.01)       $  (0.09)
                                    ========    ========     ========    ========        ========

Weighted average number of
 shares-basic and diluted            500,000     500,000      500,000     500,000         500,000
                                    ========    ========     ========    ========        ========



                  See accompanying notes to condensed financial statements.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)


                                                                  April 21, 1997
                                         Six Months Ended          (inception)
                                           December 31,              through
                                     -------------------------     December 31,
                                        2000           1999           2000
                                     ----------     ----------    --------------

Net cash provided by operating
 activities:
  Net loss                           $ (22,579)     $  (8,738)      $ (41,494)
  Non-cash transactions:
    Stock-based compensation for
     organizational costs                    -              -              50
  Changes in operating assets and
   liabilities:
    Accounts payable and accrued
     liabilities                         2,958          3,914           6,753
                                     ---------      ---------       ---------
Net cash used in operating
 activities                            (19,621)        (4,824)        (34,691)
                                     ---------      ---------       ---------

Cash flows from financing
 activities:
  Third party expenses paid by
   affiliate on behalf of the
   Company, recorded as additional
   paid-in capital                      19,621          4,824          34,691
                                     ---------      ---------       ---------
Net cash used in financing
 activities                             19,621          4,824          34,691
                                     ---------      ---------       ---------

Net increase in cash and
 equivalents                                 -              -               -

Cash at beginning of period                  -              -               -
                                     ---------      ---------       ---------

Cash at end of period                $       -      $       -       $       -
                                     =========      =========       =========



Supplemental disclosure of cash
 flow incormation:
  Cash paid during the period for:
    Interest                         $       -      $       -       $       -
                                     =========      =========       =========
    Income taxes                     $       -      $       -       $       -
                                     =========      =========       =========

Non-cash financing activities:
  500,000 shares common stock
   issued for services               $       -      $       -       $      50
                                     =========      =========       =========




           See accompanying notes to condensed financial statements.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements of Above Average Investments, Ltd. (the "Company") have been prepared in accordance with the accounting policies in its audited financial statement for the year ended June 30, 2000 as filed in its form SB-2/A filed July 31, 2000 and should be read in conjunction with the notes thereto. The Company entered the development stage in accordance with Statements of Financial Accounting Standard ("SFAS") No. 7 on April 21, 1997 and is a "blank check" company with the purpose to evaluate, structure and complete a merger with, or acquisition of, a privately owned corporation.

In the opinion of management, all adjustments consisting of normal recurring adjustments considered necessary to provide a fair presentation of the operating results for the interim periods presented have been made. These results have been determined on the basis of generally accepted accounting principles and practices applied consistently with those used in the preparation of the Company's Annual Financial Statements for the for the year ended June 30, 2000. Operating results for the three months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ending June 30, 2001.

Interim financial data presented herein are unaudited.


NOTE 2 - RELATED PARTY TRANSACTIONS

The Company has issued an officer 500,000 shares of common stock in exchange for services related to management and organization costs of $50. The officer will provide administrative and marketing services as needed. The officer may, from time to time, advance to the Company any additional funds that the Company needs for costs in connection with searching for of completing an acquisition or merger.

The Company does not maintain a checking account and all expenses incurred by the Company are paid by an affiliate. For the three months ended September 30, 2000, the Company incurred $12,376 in expenses. The affiliate does not expect to be repaid for the expenses it pays on behalf of the Company. Accordingly, as the expenses are paid, they are classified as additional paid-in capital.

NOTE 3 -SHARE CAPITAL

In December 2000, the Company completed an initial public offering of 625,000 common shares at $0.20 per share for cash proceeds of $125,000. The proceeds of the offering and the common stock issued pursuant thereto are being held in an escrow account, and shall remain in the escrow account until an acquisition meeting specific criteria is completed, and before the deposited funds and deposited securities can be released to the Company and the investors, respectively, the Company is required to update its registration statement with post-effective amendment, and within five business days after the effective date thereof, the Company is required to furnish the investors with the prospectus produced thereby containing the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and its business. Investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternatively, require the return of their investment. Each investor shall have 20 business days from the date of this prospectus to reconfirm their investment. Any investor not making any decision within the 20-business-day period will automatically have their investment returned.

If the Company does not complete an acquisition meeting the specified criteria within 18 months of the effective date of its initial public offering, all of the deposited funds in the escrow account must be returned to investors.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS



NOTE 4 - SUBSEQUENT EVENTS

Subsequent to December 31, 2000, the Company entered into an agreement with Quick-Med Technologies, Inc., a Delaware corporation, and its shareholders to acquire all of the issued and outstanding shares of capital stock of Quick-Med Technologies, Inc. in exchange for 2,500,000 shares of the Company's common stock. For accounting purposes, the acquisition will be treated as an acquisition of the Company by Quick-Med Technologies, Inc. and recapitalization (a reverse merger).

                       DASZKAL BOLTON MANELA DEVLIN & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

       2401 N.W. BOCA RATON BOULEVARD, SUITE 100 BOCA RATON, FLORIDA 33431
                   TELEPHONE (561) 367-1040 FAX (561) 750-3236

JEFFREY A. BOLTON, CPA, P.A.                    MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.                    OF CERTIFIED PUBLIC ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA, P.A.



                          INDEPENDENT AUDITOR'S REPORT
                           ---------------------------


To the Board of Directors and Stockholders
Quick-Med Technologies, Inc.

We have audited the accompanying balance sheets of Quick-Med Technologies, Inc. (a development stage company) as of December 31, 2000, and the related statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quick-Med Technologies, Inc., as of December 31, 2000, and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999, in conformity with auditing principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has experienced recurring losses and negative cash flows from operations for the years ended December 31, 2000 and 1999 and has a net capital deficiency. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in the footnotes accompanying the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ DASZKAL BOLTON MANELA DEVLIN & CO.

Boca Raton, Florida
February 6, 2001

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
BALANCE SHEET


                                     ASSETS

                                                                    December 31,
                                                                       2000
                                                                    ------------

Current assets:
  Cash                                                               $   5,113
                                                                     ---------
         Total current assets                                            5,113
                                                                     ---------

Property and equipment, net                                              3,101
                                                                     ---------

Other assets:
  Deposits                                                               6,020
  Intangible asset, net                                                206,789
                                                                     ---------
         Total other assets                                            212,809
                                                                     ---------

         Total assets                                                $ 221,023
                                                                     =========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                                                   $  77,014
  Accrued expenses                                                      48,014
  License payable                                                      100,000
  Loan payable                                                         150,000
  Shareholder loans payable                                            159,300
  Due to affiliate/shareholder                                          25,334
                                                                     ---------
         Total current liabilities                                     559,662
                                                                     ---------

Stockholders' deficit:
  Common stock, $0.001 par value; 10,000,000 authorized shares;
   10,000,000 and 9,605,000 shares issued and outstanding at
   December 31, 2000 and December 31, 1999, respectively                10,000
  Additional paid-in capital                                           167,748
  Outstanding stock options                                              2,150
  Deficit accumulated during the development stage                    (518,537)
                                                                     ---------
         Total stockholders' deficit                                  (338,639)
                                                                     ---------

         Total liabilities and stockholders' deficit                 $ 221,023
                                                                     =========


                See accompanying notes to financial statements.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS


                                                                    December 7,
                                                                       1997
                                                                    (inception)
                                                                      through
                                            December 31,            December 31,
                                     -------------------------         2000
                                        2000           1999         (Unaudited)
                                     ----------     ----------      ------------

Sales                                $       -      $        -       $        -

Cost of sales                                -               -                -
                                     ----------     ----------       ----------

Gross profit                                 -               -                -

Selling, general and
 administrative expenses                301,033         165,270          511,819
                                     ----------     ----------       ----------

Loss from operations                   (301,033)      (165,270)        (511,819)
                                     ----------     ----------       ----------

Other income and (expense):
  Other income                                -              -                -
  Interest expense                       (5,697)        (1,021)          (6,718)
                                     ----------     ----------       ----------
Total other income and (expense)         (5,697)        (1,021)          (6,718)
                                     ----------     ----------       ----------

Income befrore income taxes            (306,730)      (166,291)        (518,537)
                                     ----------     ----------       ----------

Provision (benefit) for
 income taxes                                 -              -                -
                                     ----------     ----------       ----------

Net loss                             $ (306,730)    $ (166,291)      $ (518,537)
                                     ==========     ==========       ==========


Net loss per share (basic
 and diluted)                        $    (0.03)    $    (0.02)
                                     ==========     ==========

Weighted average common shares
 outstanding                          9,783,426      8,347,478
                                     ==========     ==========


                 See accompanying notes to financial statements.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT


                                                                             Accumulated
                                             Common Stock       Additional     Deficit
                                        ---------------------    Paid-In     Development    Outstanding
                                          Shares      Amount     Capital        Stage      Stock Options     Total
                                        ----------   --------   ----------   -----------   -------------   ----------

Balance, December 31, 1998               7,220,500      7,221      28,778      (45,516)             -        (9,517)

Stock issued for services                2,385,000      2,385     116,865            -              -       119,250

Net loss - December 31, 1999                    -          -            -     (166,291)             -       (166,291)
                                        ----------   --------   ---------    ---------        -------      ---------

Balance, December 31, 1999               9,605,500      9,606     145,643     (211,807)             -       (56,558)

Stock issued for services                  230,000        230      11,270            -              -        11,500

Stock issued for license agreement         160,000        160       7,840            -              -         8,000

Stock options granted for license
  and consulting                                 -          -           -            -          2,150         2,150

Stock issued for cash                        4,500          4       2,995            -              -         2,999

Net loss - December 31, 2000                     -          -           -     (306,730)             -       (306,730)
                                        ----------   --------   ---------    ---------        -------      ---------

Balance, December 31, 2000              10,000,000   $ 10,000   $ 167,748    $(518,537)       $ 2,150      $(338,639)
                                        ==========   ========   =========    =========        =======      =========




                See accompanying notes to financial statements.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS


                                                                    December 7,
                                                                       1997
                                                                    (inception)
                                                                      through
                                               December 31,         December 31,
                                          -----------------------      2000
                                             2000         1999      (Unaudited)
                                          ----------   ----------   ------------

Cash flows from operating
 activities:
  Net loss                                $(306,730)   $(166,291)    $(518,537)
  Adjustments to reconcile net
   loss to net cash used by
   operating activities:
    Depreciation and amortization             9,271          134         9,405
    Common stock issued for services         11,500      119,250       135,203
    Stock options granted for
     services                                   550            -           550
    Stock subscriptions receivable                -        1,270             -
  (Increase) decrease in:
   Deposits                                  (6,020)           -        (6,020)
  Increase (decrease) in:
    Accounts payable                         57,538       14,602        77,014
    Accrued expenses                         27,703       12,060        48,014
    Due to affiliate                          4,473       (1,050)       25,334
                                          ---------    ---------     ---------
Net cash used by operating activities      (201,715)     (20,025)     (229,037)
                                          ---------    ---------     ---------

Cash flows from investing activities:
   Purchase of property and equipment             -       (4,044)       (4,044)
      Intangible asset                     (105,651)           -      (105,651)
                                          ---------    ---------     ---------
Net cash used by investing activities      (105,651)      (4,044)     (109,695)
                                          ---------    ---------     ---------

Cash flows from financing activities:
   Issuance of common stock, net              3,000            -        34,545
   Increase in loans payable                309,300       23,710       309,300
                                          ---------    ---------     ---------
Net cash provided by financing
 activities                                 312,300       23,710       343,845
                                          ---------    ---------     ---------

Net increase (decrease) in cash               4,934         (359)        5,113

Cash at beginning of period                     179          538             -
                                          ---------    ---------     ---------

Cash at end of period                     $   5,113    $     179     $   5,113
                                          =========    =========     =========


                See accompanying notes to financial statements.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS





                                                                    December 7,
                                                                       1997
                                                                    (inception)
                                                                      through
                                               December 31,         December 31,
                                          -----------------------      2000
                                             2000         1999      (Unaudited)
                                          ----------   ----------   ------------

Supplementary information:
  Cash paid for:
    Interest                              $       -    $       -     $       -
                                          =========    =========     =========
    Income taxes                          $       -    $       -     $       -
                                          =========    =========     =========

  Non-cash disclosures of investing
   and financing activities:
    License fee and related payable       $ 100,000    $       -     $ 100,000
                                          =========    =========     =========
    Common stock issued for license       $   8,000    $       -     $   8,000
                                          =========    =========     =========



                See accompanying notes to financial statements.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS



NOTE 1 - DESCRIPTION OF BUSINESS AND DEVELOPMENT STAGE RISK
-----------------------------------------------------------

Quick-Med Technologies, Inc. (the "Company") is a Delaware corporation organized in December 1997. The Company specializes in the development of single use, disposable, premium healthcare products. The Company funds research efforts necessary to develop products, administer the patent process, subcontracts the manufacture of its products, and collaborate with other companies to introduce its products into the marketplace. The Company neither produces nor directly markets its products. Instead, it intends to rely on outside organizations for those activities.

The Company has no revenues to date. Since its inception, the Company has been dependent upon the receipt of capital investment or other financing to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's product development will be successfully completed or that it will be a commercial success. Further, the Company is dependent upon certain related parties to provide continued funding and capital resources.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Cash Equivalents
----------------

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2000 and 1999.

Use of Estimates
----------------

The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Stock Compensation
------------------

The Company has adopted Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." SFAS 123 encourages the use of a fair-value-based method of accounting for stock-based awards under which the fair value of stock options is determined on the date of grant and expensed over the vesting period. Under SFAS 123, companies may, however, measure compensation costs for those plans using the method prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees." Companies that apply APB No. 25 are required to include pro forma disclosures of net earnings and earnings per share as if the fair-value-based method of accounting had been applied. The Company elected to account for such plans under the provisions of APB No. 25. The Company accounts for stock options granted to consultants under SFAS 123 and recognized $363 in compensation expense.

Property and Equipment
----------------------

Property and equipment are stated at cost. Depreciation on property and equipment is computed using the straight-line method over the expected useful lives of the assets.

Earnings Per Share
------------------

Earnings per share are computed based on the weighted average number of common shares as if they were outstanding. Basic and diluted earnings per share are the same for the years ended 2000 and 1999.

                See accompanying notes to financial statements.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
--------------------------------------------------------------

Reclassification
----------------

Certain amounts in the 1999 financial statements have been reclassified to conform to the 2000 financial presentation.


NOTE 3 - PROPERTY AND EQUIPMENT
-------------------------------

Property and equipment consist of the following at December 31, 2000:

                                                  2000
     ---------------------------------------------------
     Computer equipment                          $4,044
     Less: accumulated depreciation                (943)
                                                 ------
          Net property and equipment             $3,101
                                                 ======

Depreciation expense for the years ended December 31, 2000 and 1999 was $809 and $134, respectively.


NOTE 4 - INTANGIBLE ASSET
-------------------------

The intangible asset represents two license agreements with two inventors for the rights to MMP inhibitors. The licenses are amortized on a straight-line basis over ten years commencing on the date of the agreement. Accumulated amortization was $8,462 at December 31, 2000.

The Company assesses whether its intangible assets are impaired as required by SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of," based on an evaluation of undiscounted projected cash flows through the remaining amortization period. If impairment exists, the amount of such impairment is calculated as the estimated fair value of the assets.

Under the terms of the license agreements, the Company paid $100,000 and granted 160,000 shares of common stock valued at $0.05 per share and will grant 160,000 stock options valued at $1,600 to the licensors. In addition, the Company will pay an additional $100,000 in September 2001 to the licensors. In order to maintain the exclusive rights to the licenses, the agreements require a total payment of $160,000 upon completion of certain milestones, or $25,000 per year until the milestones are met.

As additional compensation to the licensors, the Company will pay a royalty on the Company's net sales of licensed products. The royalty rate is 2% on the first $1,500,000 of applicable quarterly revenue and 1.5% in sales above $1,500,000. For each sublicense the Company grants, the licensors will be paid 3% of the up-front licensing fee, limited to $100,000.


NOTE 5 - RELATED PARTY TRANSACTIONS
-----------------------------------

At December 31, 2000 the Company had a note payable of $25,334 for funds advanced from an affiliated company/shareholder, through common ownership. The note is short-term, bears interest at 6% and is expected to be paid by December 31, 2001.

                See accompanying notes to financial statements.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS



NOTE 5 - RELATED PARTY TRANSACTIONS, continued
----------------------------------------------

At December 31, 2000, the Company had notes payable of $150,000 for funds advanced from a shareholder of the Company. The note is short term and bears interest at 6.0%. In March 2001, the Company issued approximately 150,000 shares of its common stock in satisfaction of these notes.

At December 31, 2000, the Company had notes payable to a relative of the President of $9,300. The note is short term; bears interest at 6.0% and is expected to be paid by December 31, 2001.

At December 31, 2000, the Company has $4,097 in the accounts payable balance that is due to shareholders of the Company for reimbursable expenses.

At December 31, 2000, the Company paid $2,250 in rent to the President for the sub-lease of office space. The sub-lease is for a period of one year and expires in July 2001.


NOTE 6 - STOCKHOLDERS' DEFICIT
------------------------------

The Company is authorized to issue 11,000,000 shares of stock, of which 10,000,000 are common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Earnings per share have been calculated as if the shares had been issued at December 31, 2000 and 1999. Subsequent to December 31, 2000, the Company increased the number of authorized common shares to 15,000,000.

2000
----

During the year ended December 31, 2000, the Company issued 230,000 shares of common stock for consulting and legal services. The Company recorded $11,500 ($0.05 per share) in compensation expense.

On September 12, 2000, the Company issued 160,000 common shares in connection with the acquisition of the license agreement. These shares were valued at $0.05 per share.

During the year, the Company sold 4,500 shares of its common stock for cash of $3,000 ($0.67 per share).

1999
----

The Company issued 2,385,000 shares of common stock in 1999 for consulting services provided to the Company. These shares were assigned a value of $0.05 per share in 1999, and the Company recognized $119,250 in consulting expense.


NOTE 7 - STOCK OPTIONS
----------------------

During the years ended December 31, 2000 and 1999, 215,000 and 360,000 options were granted to officers and directors of the Company at exercise prices ranging from $2.00 to $3.00 per share.

The Company has elected to account for the stock options under the Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, no compensation expense has been recognized on the employee stock options. The Company accounts for stock options granted to consultants under Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation."


                See accompanying notes to financial statements.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS


NOTE 7 - STOCK OPTIONS, continued
---------------------------------

Had the compensation expense for the stock option plan been determined based on the fair value of the options at the grant date consistent with the methodology prescribed under Statements of Financial Standards No. 123, "Accounting for Stock Based Compensation," the Company's net earnings for the years ended December 31, 2000 and 1999 would have been decreased by $-0- and $2,376, respectively. The fair value of each option is estimated on the date of grant using the fair market option-pricing model with the assumption:

                Risk-free interest rate            6.5%
                Expected life (years)              Various
                Expected volatility                N/A
                Expected dividends                 None

A summary of options during the years ended December 31, 2000 and 1999 is shown below:

                                                   December 31, 2000                December 31, 1999

                                              Number      Weighted-Average     Number      Weighted-Average
                                             of Shares     Exercise Price     of Shares     Exercise Price

Outstanding at January 1, 1998                625,000         $   2.00         265,000         $   2.00

Granted                                       215,000             2.93         360,000             2.00

Exercised                                           -                -               -                -

Forfeited                                           -                -               -                -
                                             --------         --------         -------         --------
Outstanding at December 31                    840,000         $   2.24         625,000         $   2.00
                                             --------         ========         -------         ========

Exercisable at December 31                    840,000                          625,000
                                             --------                          -------

Available for issuance at December 31         840,000                          625,000
                                             ========                         ========

At December 31, 2000 and 1999, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                           2000            1999
                                           ----            ----
               Net Loss
                 As reported            $ 306,730)      $(166,291)
                                        =========       =========
                 Pro forma              $(306,730)      $(169,891)
                                        =========       =========
               Loss per share
                 As reported            $   (0.03)      $   (0.02)
                                        =========       =========
                 Pro forma              $   (0.03)      $   (0.02)
                                        =========       =========


NOTE 8 - INCOME TAXES
---------------------

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This standard requires, among other things, recognition of future tax consequences, measured by enacted tax rates attributable to taxable and deductible temporary differences between financial statement and income tax bases of assets and liabilities. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in the deferred tax asset and liability.

                See accompanying notes to financial statements.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS


NOTE 8 - INCOME TAXES, continued
--------------------------------

For income tax purposes, the Company has elected to capitalize the start-up costs incurred during 1999 of $40,495 and in 2000 of approximately $271,000. The start-up costs will be amortized over sixty (60) months in accordance with the Internal Revenue Code. The Company's evaluation of the tax benefit of its carry forward is presented in the following table. The tax amounts have been calculated using the 34% federal and 6.0% state income tax rates.

The (provision) benefit for income taxes consists of the following:

                                            2000         1999
                                            ----         ----
     Current                               $    -       $    -
     Deferred                                   -            -
                                           ------       ------
                                           $    -       $    -
                                           ======       ======

Deferred tax assets for 2000 and 1999 consist of the following:

     Deferred tax asset:
       Tax benefit of capitalized start-up costs      $ 111,456    $ 23,765
       Net operating loss carry forward                  15,907       2,633
       Less: valuation allowance                       (127,363)    (26,398)
                                                      ---------    --------
     Deferred tax asset                                $      -    $      -
                                                      =========    ========


The Company has net operating loss carry forwards of $39,767, which will begin to expire in 2013.


NOTE 9 -GOING CONCERN
---------------------

The accompanying financial statements have been prepared assuming that the organization will continue as a going concern. The organization has negative cash flows from operations and an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management expects that until completion of its reverse merger described in Note 11, that it will fund its working capital through loans and advances from stockholders.


NOTE 10 - NOTES PAYABLE
-----------------------

The Company has a $150,000 note payable with a merchant bank. Interest accrues at a rate of 6% per annum and is unsecured. The remaining principle and accrued interest is due June 30, 2001.


NOTE 11 - SUBSEQUENT EVENTS
---------------------------

In January 2001, the Company obtained a note payable in the amount of $110,000, due to a shareholder.

                See accompanying notes to financial statements.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS


NOTE 11 - SUBSEQUENT EVENTS, continued
--------------------------------------

In March 2001, the Company entered into a merger agreement with Above Average Investments, ltd., a public shell company. As a result of the merger, the Company's stockholders will have a controlling interest in the combined company. For accounting purposes, the acquisition will be treated as an acquisition of Above Average Investments, Ltd. by the Company and as a recapitalization of the Company.

In March 2001, the Company increased the authorized number of common shares to 15,000,000.

In March 2001, the Company agreed to convert $260,000 in notes payable due to a shareholder into 260,000 shares of common stock.

In March 2001, the Company entered into a letter of intent with a Canadian merchant bank to raise up to $2 million in a private placement after the merger is completed.





                See accompanying notes to financial statements.

Above Average Investments, LTD.
Pro Forma Combined Balance Sheets
June 30, 2000
(Unaudited)

                                        Historical
                             AA Investments      Quick-Med                              Pro Forma
                              June 30, 2000    June 30, 2000      Total          Adjustments    Combined
                             --------------    -------------      -----          -----------    --------

Current assets:
Cash                            $      -         $  38,838      $  38,838                       $  38,838
                             ----------------------------------------------------------------------------
Total current assets                   -            38,838         38,838                          38,838

Property and equipment, net            -             3,506          3,506                           3,506
                             -----------------------------------------------------------------------------

Other assets:
Stockholder loans receivable           -             1,737          1,737                           1,737
                             -----------------------------------------------------------------------------
Total other assets                     -             1,737          1,737                -          1,737

                             -----------------------------------------------------------------------------
Total assets                    $      -         $  44,081      $  44,081          $     -      $  44,081
                             =============================================================================


Current liabilities:
Accounts payable                $  3,795          $ 29,905      $  33,700                       $  33,700
Accrued expenses                       -            33,899         33,899                          33,899
Loans payable                          -             9,300          9,300                           9,300
Stockholder loans payable              -            50,000         50,000                          50,000
Due to affiliate                       -            13,710         13,710                          13,710
                             -----------------------------------------------------------------------------
Total current liabilities          3,795           136,814        140,609                -        140,609


Stockholders' equity:
Common stock                          50            10,000         10,050 (a)       (9,750)           300
Additional paid in capital        15,070            56,748         71,818 (a)       (9,165)        62,653
Accumulated deficit              (18,915)         (159,481)      (178,396)(a)       18,915       (159,481)
                             -----------------------------------------------------------------------------
Total stockholders' equity        (3,795)          (92,733)       (96,528)               -        (96,528)

                             -----------------------------------------------------------------------------
Total liabilities and
 stockholders' equity           $      -         $  44,081      $  44,081          $     -      $  44,081
                             =============================================================================


1.  The Pro Forma Balance Sheet at June 30, 2000 is based upon the balance sheets of the Registrant and
    Quick-Med Technologies, Inc.  as of June 30, 2000.

(a)  Reverse merger of the Registrant and Quickmed is the acquisition of all the common stock of Quickmed and the 2,500,000 shares of the Registrant.

Above Average Investments, LTD.
Pro Forma Combined Statement of Income
For the year ended June 30, 2000
(Unaudited)


                                        Historical
                             AA Investments      Quick-Med
                               Year ended       Year ended                               Pro Forma
                              June 30, 2000    June 30, 2000      Total         Adjustments     Combined


Revenues earned                 $      -         $       -      $       -                       $       -

Cost of revenues earned                -                 -              -                               -
                             -----------------------------------------------------------------------------

Gross profit
                                       -                 -              -                -              -

Operating expenses:
Selling, general and admn
 expense
                                  17,157           101,240        118,397                         118,397
                             -----------------------------------------------------------------------------
   Total operating expenses       17,157           101,240        118,397                -        118,397

Loss from operations             (17,157)         (101,240)      (118,397)                       (118,397)

Other expense
Interest expense                       -             2,090          2,090                -          2,090
                             -----------------------------------------------------------------------------


                             -----------------------------------------------------------------------------
Net loss                        $(17,157)        $(103,330)     $(120,487)         $     -      $(120,487)
                             =============================================================================


Basic net loss per share        $  (0.03)                                                       $   (0.04)
                                ========                                                        =========

Weighted average shares
 outstanding                     500,000                                                        3,000,000
                                ========                                                        =========

Fully diluted net loss
 per share                      $  (0.03)                                                       $   (0.04)
                                ========                                                        =========

Fully diluted average shares
 outstanding                     500,000                                                        3,000,000
                                ========                                                        =========


1.     The Pro Forma Statement of Operations for the year ended June 30, 2000 is based upon the year ended
       June 30, 2000 for the Registrant and Quickmed Technologies, Inc.  and gives effect to the acquisition as if it had occured on July 1, 1999.


Above Average Investments, LTD.
Pro Forma Combined Balance Sheets
December 31, 2000
(Unaudited)


                                        Historical
                             AA Investments     Quick-Med
                              December 31,     December 31,                             Pro Forma
                                  2000            2000            Total          Adjustments    Combined
                             --------------    ------------       -----          -----------    --------

Current assets:
Cash                            $       -        $   5,113     $   5,113(b)       $ 125,000    $ 130,113
Cash restricted                   125,000                        125,000(b)        (125,000)           -
                             ---------------------------------------------------------------------------
Total current assets              125,000            5,113       130,113                  -      130,113

Property and equipment,
 net                                    -            3,101         3,101                           3,101
                             ---------------------------------------------------------------------------

Other assets:
Deposits                                -            6,020         6,020                           6,020
Intangible assets, net                  -          206,789       206,789                         206,789
                             ---------------------------------------------------------------------------
Total other assets                      -          212,809       212,809                  -      212,809

                             ---------------------------------------------------------------------------
Total assets                    $ 125,000        $ 221,023     $ 346,023          $       -    $ 346,023
                             ===========================================================================


Current liabilities:
Accounts payable                $       -        $  77,014     $  77,014                       $  77,014
Accrued expenses                    6,753           48,014        54,767                          54,767
License payable                         -          100,000       100,000                         100,000
Loans payable                           -          150,000       150,000                         150,000
Shareholder loans payable               -          159,300       159,300                         159,300
Due to affiliate/
 shareholder                            -           25,334        25,334                          25,334
Liability for stock in
 escrow                           125,000                        125,000(b)        (125,000)           -

                             ---------------------------------------------------------------------------
Total current liabilities         131,753          559,662       691,415           (125,000)     566,415


Stockholders' equity:
Common stock                          300           10,000        10,300(a)          (9,050)       1,250
Additional paid in capital        159,441          167,748       327,189(a)         (32,444)     294,745
Outstanding stock options           2,150            2,150                            2,150
Stock reserved for
 contingency                     (125,000)                      (125,000)(b)        125,000            -
Accumulated deficit               (41,494)        (518,537)     (560,031)(a)         41,494     (518,537)
                             ---------------------------------------------------------------------------
Total stockholders' equity         (6,753)        (338,639)     (345,392)           125,000     (220,392)

                             ---------------------------------------------------------------------------
Total liabilities and
 stockholders' equity           $ 125,000        $ 221,023     $ 346,023          $       -    $ 346,023
                             ===========================================================================



1.  The Pro Forma Balance Sheet at December 31, 2000 is based upon the balance sheets of the Registrant and Quick-Med Technologies, Inc.  as of December 31, 2000.

(a) To record the reverse merger of the Registrant and Quickmed.


(b) To reclass the restricted cash to unrestricted cash and to reclass the liability for stock in escrow to stock reserved for contingency


Above Average Investments, LTD.
Pro Forma Combined Statement of Income
For the six months ended December 31, 2000
(Unaudited)


                                        Historical

                             AA Investments      Quick-Med
                               Six months        Six months
                                 ended             ended
                              December 31,      December 31,                            Pro Forma
                                 2000              2000           Total         Adjustments     Combined
                             --------------     ------------      -----         -----------     --------
Accumulated deficit               (41,494)        (518,537)     (560,031)(a)         41,494     (518,537)

Revenues earned                 $       -        $       -     $       -                       $       -

Cost of revenues earned                 -                -             -                               -
                             ---------------------------------------------------------------------------

Gross profit                            -                -             -                  -            -

Operating expenses:
Selling, general and
 admn expense                      22,579          259,028       281,607                         281,607
                             ---------------------------------------------------------------------------
   Total operating expenses        22,579          259,028       281,607                  -      281,607

Loss from operations              (22,579)        (259,028)     (281,607)                       (281,607)

Other expense
Interest expense                        -            4,628         4,628                  -        4,628
                             ---------------------------------------------------------------------------


                             ---------------------------------------------------------------------------
Net loss                        $ (22,579)       $(263,656)    $(276,979)         $       -    $(286,235)
                             ===========================================================================


Basic net loss per share        $   (0.04)                                                     $    (0.02)
                                =========                                                      ==========

Wieghted average shares
        outstanding               638,888                                                      12,500,000
                                =========                                                      ==========

Fully diluted net loss
 per share                      $   (0.04)                                                     $    (0.02)
                                =========                                                      ==========

Fully diluted average shares
        outstanding               638,888                                                      12,500,000
                                =========                                                      ==========


1.  The Pro Forma Statement of Operations for the six months ended December 31, 2000 is based upon the six months ended December 31, 2000 for the Registrant and Quickmed Technologies, Inc. and gives effect to the acquisition as if it had occured on July 1, 2000.


                         ABOVE AVERAGE INVESTMENTS, LTD.




(a) Pro financial information.


In March 2001, Above Average Investments, Ltd. ("AAI"), executed an agreement with Quick-Med Technologies, Inc. ("QMT"), to acquire all of the issued and outstanding shares of common stock of QMT in exchange for 10,000,000 shares of AAI common stock. This resulted in QMT acquiring an aggregate of 80% of the outstanding common shares of AAI and gaining control.

The following Pro Forma Combined Balance Sheet of the Registrant has been prepared by management of the Registrant based upon the balance sheets of the Registrant for the year ended June 30, 2000 and the six month period ending December 31, 2000. The Pro Forma Combined Statement of Operations was prepared based upon the statement of operations for the Registrant for the year ended June 30, 2000 and the six months ended December 31, 2000. The pro forma statement of operations also includes QMT's losses for the year ended June 30, 2000 and the six months ended December 31, 2000. The pro forma statements give effect to the transaction as a reverse merger and the assumptions and adjustments in the accompanying notes to pro forma combined financial statements. The pro forma combined balance sheet as of December 31, 2000 gives effect to the acquisition as if it had occurred as of December 31, 2000. The pro forma combined statement of operations for the six months ended December 31, 2000, gives effect to the acquisition as if it had occurred as of July 1, 2000.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma combined financial statements do not purport to represent what the combined companies' financial position or results of operations would actually have been had the acquisition occurred on such date or as of the beginning of the period indicated, or to project the combined companies' financial position or results of operations for any future period.

--------------------------------------------------------------------------------

You should rely only on the information contained in
this prospectus. We have not authorized anyone to
provide you with information different from that             2,500,000 Shares
contained in this prospectus. We are offering to               common stock
sell, and seeking offers to buy, shares of common
stock only in jurisdictions where offers and sales
are permitted. The information contained in this
prospectus is accurate only as of the date of this
prospectus, regardless of the time of delivery of
this prospectus or of any sale of our common stock.
In this prospectus, the words "we," "us" and "our"
refer to Above Average Investments, Ltd. (unless the
context indicates otherwise).
               TABLE OF CONTENTS
PROSPECTUS SUMMARY.................................3         ABOVE AVERAGE
RISK FACTORS.......................................6       INVESTMENTS, LTD.
YOUR RIGHTS AND SUBSTANTIVE
PROTECTION UNDER RULE 419
DEPOSIT OF OFFERING PROCEEDS
AND SECURITIES....................................12           ________________
THE MERGER........................................13
USE OF PROCEEDS...................................15
CAPITALIZATION....................................16             PROSPECTUS
MANAGEMENT'S DISCUSSION
AND ANALYSIS......................................17
BUSINESS..........................................19           ________________
PRINCIPAL SHAREHOLDERS............................28
MANAGEMENT........................................30
CERTAIN RELATIONSHIPS AND                                        April 9, 2001
RELATED TRANSACTIONS..............................32
MARKET FOR OUR COMMON STOCK.......................33
DESCRIPTION OF SECURITIES.........................34
SHARES ELIGIBLE FOR FUTURE
RESALE............................................35
WHERE CAN YOU FIND MORE
INFORMATION?......................................35
REPORTS TO STOCKHOLDERS...........................35
LEGAL MATTERS.....................................36
EXPERTS...........................................36
INDEMNIFICATION OF OFFICERS
AND DIRECTORS.....................................36
CHANGES IN AND DISAGREEMENTS
WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL
DISCLOSURE........................................37
FINANCIAL STATEMENTS.............................F-1
-------------------------------------------------------------------------------

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of officers and directors

         The information required by this Item is incorporated by reference to "Indemnification of Officers and Directors" in the prospectus.

Item 25.  Other Expenses of Issuance and Distribution

         Our estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:

Securities and Exchange Commission filing fee            $         56
Legal fees and expenses                                        15,000
Accounting fees and expenses                                    7,500
Marketing expenses                                              1,000
Miscellaneous                                                     500
                                                               ------
                                        Total            $     24,056
                                                               ======

Management will bear all expenses shown above.

Item 26.  Recent Sales of Unregistered Securities

         There have been no sales of unregistered securities by the Company in the past three years.

Item 27.  Exhibits

2.1           Merger Agreement dated March 19, 2001 between Above Average
              Investments Ltd. and Quick-Med
              Technologies, Inc.
2.1.1***      Quick-Med's MMP License Agreement
3.1*          Articles of Incorporation
3.2*          Amendment to Articles of Incorporation
3.3*          Bylaws
4.1*          Specimen Informational Statement
4.1.2**       Share Purchase Agreement
5.1**         Opinion  of Evers & Hendrickson LLP with respect
              to the legality of the shares being registered
23.1.1        Consent of Kish, Leake & Associates, P.C.
23.1.2        Consent of Cordovano & Harvey, P.C.
23.1.3        Consent Daszkal Bolton Manela Devlin & Co.
23.2          Consent of Evers & Hendrickson LLP (included in Exhibit 5.1)
99.1          Escrow Agreement

*             Incorporated by reference to Form 10-SB, File No. 000-27545, filed October 4, 1999.
**            Previously filed.
***           To be filed in an amendment.

Item 28.  Undertakings

We undertake that we will:

         1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

         3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         We undertake to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as the underwriter requires to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, Province of British Columbia, Canada, on April 9, 2001.


                                         ABOVE AVERAGE INVESTMENTS, LTD.



                                         /s/   Bob Hemmerling
                                               ---------------------------------
                                               Bob Hemmerling, Director


Signature                                Title                      Date



/s/     Bob Hemmerling                   Director                  April 9, 2001
        ----------------------------
        Bob Hemmerling,

/s/     Devinder Randhawa                President and Director    April 9, 2001
        ----------------------------
        Devinder Randhawa